Exhibit 10.32

LEASE AGREEMENT

BETWEEN

LSREF4 TURTLE, LLC

AS LANDLORD

-AND-

CELULARITY INC.

AS TENANT

PREMISES:	170 Park Avenue

Florham Park, NJ

DATED:	March 13, 2019

-i-

INDEX

(continued)

-ii-

EXHIBIT A - Description of Land

EXHIBIT B - Demised Premises

EXHIBIT C - Landlord’s Work

EXHIBIT C- 1 - Façade and Landscaping Plans

EXHIBIT C-2 – Tenant’s Estimated Construction Scope

EXHIBIT D - Intentionally Omitted

EXHIBIT E - Building Work Rules

EXHIBIT F - Form of Letter of Credit

EXHIBIT G - Form of Subordination Non-Disturbance Agreement

EXHIBIT H - Form of Commencement Date Agreement

-iii-

LEASE AGREEMENT (hereinafter “this Lease”), dated as of March 13, 2019, between LSREF4 TURTLE, LLC, a Delaware limited liability company, having its principal office located at 2711 N Haskell Avenue, Suite 1700, Dallas, Texas 75204 (“Landlord”), and CELULARITY INC, a Delaware corporation, having its principal office located at 33 Technology Drive, Suite 2B, Warren, New Jersey 07059 (“Tenant”).

PREAMBLE

BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have the meanings set forth in this Preamble, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1.	ADDITIONAL RENT shall mean all sums in addition to Fixed Rent payable by Tenant to Landlord pursuant to the provisions of this Lease.

2.	BROKER shall mean Transwestern Commercial Services New York, LLC and Colliers International NJ LLC.

3.	BUILDING shall mean that certain three (3) story building located at 170 Park Avenue, Florham Park, New Jersey

4.	BUILDING DAYS shall mean Monday through Friday, excluding Building Holidays.

5.	BUILDING HOLIDAYS shall mean New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and any other Federal or State legal holiday.

6.	INTENTIONALLY OMITTED.

7.	BUILDING STANDARD OFFICE ELECTRICAL SERVICE shall mean the electric supplied to the Demised Premises as set forth in Article 15.

8.	BUILDING SQUARE FOOTAGE shall mean the square footage of the Building, which is approximately one hundred forty-seven thousand two hundred fifteen (147,215) rentable square feet of space, and the parties agree that the Building shall not be remeasured unless there is an addition to the Building or a reduction in the size of the Building.

9.	COMMENCEMENT DATE shall mean the Effective Date.

10.	INTENTIONALLY OMITTED.

11.	DEMISED PREMISES shall mean the Building and the Land.

12.	ENCUMBRANCE shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, lease, sublease, attachment, conditional sales agreement, encumbrance, preemptive right, right of first refusal, right of first offer, restriction or other right of third parties, whether voluntarily incurred or arising by operation of Law, and includes any agreement to give any of the foregoing.

13.	EXHIBITS shall consist of the following, attached to this Lease and incorporated herein and made a part hereof.

EXHIBIT A - Description of Land

EXHIBIT B - Demised Premises

EXHIBIT C - Landlord’s Work

EXHIBIT C-1 – Façade and Landscaping Plans

EXHIBIT C-2 – Tenant’s Estimated Construction Scope

EXHIBIT D - Intentionally Omitted

EXHIBIT E - Building Work Rules

EXHIBIT F - Form of Letter of Credit

EXHIBIT G - Form of Subordination Non-Disturbance Agreement EXHIBIT H - Form of Commencement Date Agreement

14.	EXPIRATION DATE shall mean the sixteen (16) year and one (1) month anniversary of the Rent Commencement Date, or such earlier date upon which said Term may expire or be canceled or terminated pursuant to any of the provisions of this Lease or pursuant to law.

15.	FIXED RENT shall mean, subject to the Concession (as defined in Section 1.08 below), FIFTY-TWO MILLION ONE HUNDRED THIRTY-FIVE THOUSAND FIVE HUNDRED SEVENTY-EIGHT AND 85/100 ($52,135,578.85) DOLLARS in the aggregate for the Term, as follows:

Period	Rent Per Square Foot	Annual Fixed Rent		Monthly Fixed Rent
Year 1	$18.25	$2,686,673.75	*	$223,889.48
Year 2	$18.75	$2,760,281.25	*	$230,023.44
Year 3	$19.25	$2,833,888.75		$236,157.40
Year 4	$19.75	$2,907,496.25		$242,291.35
Year 5	$20.25	$2,981,103.75		$248,425.31
Year 6	$20.75	$3,054,711.25		$254,559.27
Year 7	$21.25	$3,128,318.75		$260,693.23
Year 8	$21.75	$3,201,926.25		$266,827.19
Year 9	$22.25	$3,275,533.75		$272,961.15
Year 10	$22.75	$3,349,141.25		$279,095.10
Year 11	$23.25	$3,422,748.75		$285,229.06
Year 12	$23.75	$3,496,356.25		$291,363.02
Year 13	$24.25	$3,569,963.75		$297,496.98
Year 14	$24.75	$3,643,571.25		$303,630.94
Year 15	$25.25	$3,717,178.75		$309,764.90
Year 16 (plus 1 month)	$25.75	$4,106,685.10		$315,898.85

*	subject to Concession

16.	LAND shall mean the land upon which the Building is located, as more particularly set forth on Exhibit A.

17.	LANDLORD’S ALLOWANCE shall mean the allowance set forth in Section 3.01(e).

18.	LANDLORD’S WORK shall mean such work to be completed by Landlord as set forth in Exhibit C.

19.	LETTER OF CREDIT shall be defined as set forth in Article 36.

20.	LETTER OF CREDIT AMOUNT shall mean the sum of FOURTEEN MILLION SEVEN HUNDRED TWENTY-ONE THOUSAND FIVE HUNDRED AND 00/100 ($14,721,500.00) DOLLARS, subject to Article 36.

21.	NOTICES shall be defined as set forth in Article 32.

22.	PARKING FACILITIES shall mean all of the surface parking lots servicing the Building and located on the Land, which Landlord represents and warrants contain 597 parking spaces as of the Commencement Date.

23.	PERMITTED ENCUMBRANCES shall mean any and all Encumbrances (i) affecting any portion of the Demised Premises as of the Commencement Date, (ii) current taxes and assessments not yet due and payable or being contested in good faith by appropriate proceedings, (iii) arising or created by municipal and zoning ordinances and (iv) arising after the Commencement Date that, individually or in the aggregate, do not materially detract from the value, or impair in any material manner the use, of the Property, provided that Landlord shall have first provided Tenant with written notice thereof.

24.	PERMITTED USE shall mean general executive and administrative offices, laboratories for non-hazardous research, experimentation or testing and light, non-nuisance manufacturing as a “biorefinery” for the purpose of utilizing non-hazardous biomaterials to create a suite of transplantable, implantable therapeutic medical products and all related, ancillary uses and for no other purpose. Under no circumstances may the Demised Premises be used for any Prohibited Uses enumerated in Section 2.02.

25.	PRIME RATE shall mean the prime rate, from time to time, as published in The Wall Street Journal.

26.	PROPERTY shall mean the Land, Building, and all improvements located thereon, commonly known as 170 Park Avenue, Florham Park, New Jersey.

27.	REAL ESTATE TAXES shall be as defined in Section 5.03.

28.	RENEWAL OPTION shall mean two (2) separate, consecutive five (5) year periods, as more particularly set forth in Article 50.

29.	RENT shall be as defined in Section 1.05(b)

30.	RENT COMMENCEMENT DATE shall mean, subject to the Concession, the earlier of (i) the substantial completion of the Tenant’s Work pursuant to Section 3.01, and (ii) March 1, 2020, provided that such date shall be extended on a day-for-day basis that Tenant is delayed in the substantial completion of the Tenant’s Work by Force Majeure or any material delays caused by the actions or omissions of Landlord or its agents, contractors, representatives and employees other than those actions or omissions expressly permitted hereunder.

31.	SECURITY DEPOSIT shall mean the Letter of Credit to be provided by Tenant pursuant to the terms and conditions of Article 36.

32.	TENANT DELAY shall be as defined in Section 4.02.

33.	TENANT’S PROPORTIONATE SHARE is 100.00%, which is agreed to be the quotient obtained by dividing the square footage of the Demised Premises by the Building Square Footage, as both may be adjusted from time to time.

34.	TENANT’S WORK shall be as defined in Section 3.01(b).

35.	TERM shall commence on the Commencement Date and expire on the Expiration Date, unless extended pursuant to any Renewal Option contained herein or sooner terminated pursuant to the terms and conditions of this Lease.

36.	UTILITY CHARGES shall be as defined in Section 15.01.

WITNESSETH:

Article 1

DEMISED PREMISES; RENT

1.01 Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions contained in this Lease, does hereby lease, demise, let and deliver to Tenant, and Tenant, in consideration of the covenants and agreements to be performed by Landlord and upon the terms and conditions contained in this Lease, does hereby lease from Landlord, the Demised Premises, to have and to hold for the Term. Tenant acknowledges receipt and delivery of complete and exclusive possession of the Demised Premises as of the Commencement Date, and subject to any Permitted Encumbrances. Tenant acknowledges and confirms that it has examined and otherwise has knowledge of the condition of the Demised Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for its purposes hereunder, except as expressly provided herein. Regardless, however, of any knowledge, examination or inspection made by Tenant and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Demised Premises “as is,” “where is” and “with all faults” in its present condition, subject to the completion of the Landlord’s Work pursuant to Exhibit C annexed hereto. Landlord represents, to its knowledge, without inquiry or investigation, that there are no known latent defects at or within the Demised Premises that would materially impede or interfere with Tenant’s intended use thereof and/or any contemplated improvements thereon pursuant to this Lease. Tenant hereby irrevocably, unconditionally and absolutely waives and relinquishes any claim or action against Landlord whatsoever in respect of the condition of the Demised Premises as of the Commencement Date, including any patent or latent defects or adverse conditions not discovered or discoverable or otherwise known or unknown by Tenant as of the Commencement Date, except as expressly set forth herein. Promptly after the Rent Commencement Date, Landlord and Tenant, upon the request of either, shall execute a certificate in the form attached hereto as Exhibit H setting forth the Commencement Date, the Rent Commencement Date and the Expiration Date.

EXCEPT AS EXPRESSLY SET FORTH HEREIN, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN FACT OR IN LAW, IN RESPECT OF THE DEMISED PREMISES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS MATERIALS, IT BEING AGREED THAT ALL SUCH RISKS, KNOWN AND UNKNOWN, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY TENANT, INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL CONDITION OF THE DEMISED PREMISES, ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS.

1.02 Landlord and Tenant covenant and agree that: (i) each will treat this Lease in accordance with U.S. generally accepted accounting principles, consistently applied, and as a true lease and/or operating lease for state law reporting purposes and for federal income tax purposes; and (ii) each party will not, nor will it permit any Affiliate to, at any time, take any action or fail to take any action with respect to the preparation or filing of any statement or disclosure to any governmental authority, including without limitation, any income tax return (including an amended income tax return), to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 1.02.

1.03 Tenant acknowledges that fee simple title (both legal and equitable) to the Demised Premises is vested in Landlord and that Tenant has only the leasehold right of possession and use of the Demised Premises as provided herein.

1.04 The Term of this Lease, for which the Demised Premises are hereby leased, shall commence on the Commencement Date, and shall end at noon on the Expiration Date.

1.05 (a) The “Annual Fixed Rent” shall be payable in equal monthly installments (the “Monthly Fixed Rent”) in advance on the first day of each and every calendar month during the Term of this Lease commencing on, subject to Section 1.08 below, the Rent Commencement Date.

(b) For purposes of this Lease, Fixed Rent, Real Estate Taxes, Utility Charges and any and all other amounts, sums, charges, liabilities and obligations which Tenant assumes or agrees to pay or may become liable for under this Lease at any time and from time to time are sometimes collectively referred to as “Rent”; and, in the event of any failure on the part of Tenant to pay any portion of the Rent (except where such failure is directly due to the acts or omissions of Landlord), every fine, penalty, interest and cost which may be added for nonpayment or late payment of such items, including, without limitation, all amounts for which Tenant is or may become liable to indemnify Landlord under this Lease (including reasonable attorneys’ fees and court costs) shall be deemed to be Rent.

1.06 Tenant shall pay the Rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction, counterclaim or setoff whatsoever, except as may be specifically provided for herein. All payments of Fixed Rent and any additional Rent payments due hereunder to Landlord shall be paid electronically pursuant to the following instructions:

Account Name	LSREF4 TURTLE, LLC

170 Park Avenue
Account No.	4017978578
ABA Routing No.	121000248
Name of Bank	Wells Fargo Bank, N.A. (182)
Bank Address	420 Montgomery Street
San Francisco, CA 94104

Notwithstanding the foregoing, Tenant shall be permitted to mail Fixed Rent and any additional Rent payments due to Landlord hereunder to the following address:

LSREF4 Turtle, LLC

c/o Transwestern

180 Park Avenue, Suite 120

Florham Park, NJ 07932

1.07 Late payments of any payment of Fixed Rent or Additional Rent which is not received within five (5) Building Days (excluding Saturdays) after Tenant receives written notice that it is past due will be subject to a late charge equal to five percent (5%) of the unpaid payment, or $100.00, whichever is greater. This amount is in compensation of Landlord’s additional cost of processing late payments. If Tenant is in default of this Lease beyond all applicable notice and cure periods for failure to pay any Fixed Rent or Additional Rent, in addition to the late charges and interest set forth above, Tenant shall be charged with all reasonable attorney fees in connection with the collection of all sums due Landlord.

1.08 Notwithstanding anything to the contrary contained in this Lease, provided that Tenant shall not then be in default under any of the terms, covenants and conditions contained in this Lease beyond the expiration of any applicable notice and/or cure period, Tenant shall be entitled to an abatement (the “Concession”) of the Fixed Rent in the amount of Two Million Nine Hundred Sixteen Thousand Six Hundred Ninety-Seven and 19/100 ($2,916,697.19) Dollars (calculated at $223,889.48 x 12 months PLUS $230,023.44 x 1 month), said Concession to be applied against the first thirteen (13) months from and after the Rent Commencement Date (the “Concession Period”); provided, however, that during such Concession Period, Tenant shall not be relieved of its obligation to pay Real Estate Taxes and Utility Charges and any other sums due and payable under this Lease, none of which shall be reduced.

Article 2

USE; ACCESS TO DEMISED PREMISES

2.01 Tenant shall use and occupy the Demised Premises for the Permitted Use, and for no other purpose.

2.02 The use of the Demised Premises for the Permitted Use shall not include, and Tenant shall not use or permit the use of the Demised Premises or any part thereof, for the following Prohibited Uses:

(a) A school of any kind other than for the training of Tenant’s employees;

(b) An office for any governmental or quasi-governmental bureau, department, agency, foreign or domestic, including any autonomous governmental corporation or diplomatic or trade mission;

(c)  Any use, including executive and general office use, which results in a density of a population prohibited by law (collectively, hereinafter the “Density Limit”). No current or future exhibit or plan which may show a potentially different density shall serve as a modification of the Density Limit without the written endorsement of Landlord on said exhibit or plan so stating that the plan or exhibit is intended to modify the Density Limit; or

(d) Any use which exceeds the current floor loads of the Building, nor any use which allows the stacking of merchandise and/or materials against any walls or columns, or allows the hanging of equipment from (or otherwise loading) the roof or structural members of the Building, provided that Tenant shall have the right to hang equipment from the roof or structural members of the Building with the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. The foregoing prohibitions shall not be deemed to apply to palletized storage adjacent to walls or columns.

2.03 If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Demised Premises or any part thereof, Tenant shall obtain the same at its sole cost and expense and, if requested by Landlord, shall submit a copy of the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

2.04 Tenant shall not at any time use or occupy, or do or permit anything to be done in the Demised Premises:

(a) in violation of the Certificate of Occupancy or any other law, ordinance or regulation governing the use and occupation of the Demised Premises; or

(b) that would void Tenant’s insurance.

2.05 Subject to applicable law and the terms and conditions of this Lease, the Demised Premises and the Building shall be accessible to Tenant and its agents, representatives, contractors, employees, invitees and suppliers twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year (except in the event of an emergency)

2.06 Tenant shall have the exclusive right to use the Parking Facilities and to permit the parking of its agents, contractors, employees, representatives and invitees on such Parking Facilities. Tenant shall have the exclusive right to control access to the Parking Facilities and to remove any vehicles parked there without Tenant’s consent to the extent permitted by Law.

Article 3

PREPARATION OF DEMISED PREMISES

3.01 Tenant hereby acknowledges that it has been given adequate opportunity to inspect the Demised Premises and, except for the Landlord’s Work, Tenant accepts the same in its “AS IS” condition as of the date hereof without any agreements, representations, understandings or obligations on the part of Landlord to perform any further alterations, repairs or improvements therein and that Landlord has delivered the Building, parking areas, roof, fenestration and windows, façade, ground, plantings and existing building systems are in working order and free of leaks as of the Effective Date, except as expressly set forth herein. Tenant, at Tenant’s sole cost and expense (except to the extent of Landlord’s Allowance, as hereinafter defined), shall be responsible for making any alterations or improvements to the Demised Premises desired by Tenant, which alterations and improvements may be subject to Landlord’s approval, as hereinafter provided.

(a) Tenant shall prepare or caused to be prepared complete construction drawings and specifications (“Tenant’s Plans”) for the improvements, alterations and additions that Tenant intends to perform for its initial build-out (“Tenant Improvements”) and submit the same to Landlord for Landlord’s reasonable approval, which, at a minimum, shall include the following: demising plans, demolition plans, partition plans, ceiling plans, electrical plans, mechanical/HVAC plans, plumbing plans, fire protection plans, life safety plans, finishes plans and any other similar drawings and/or plans that are required for receipt of construction permits, which construction permits shall be applied for and obtained by Tenant. The Tenant’s Plans shall be consistent with the specifications for the Building and all applicable building codes. Upon receipt of the Tenant’s Plans, Landlord shall review and approve or disapprove same within ten (10) Building Days after receipt thereof. If Landlord objects to any Tenant’s Plans, it shall provide the basis therefor and then Tenant shall submit revised Tenant’s Plans to Landlord as soon as reasonably possible after objection and Landlord shall approve or disapprove same within five (5) Building Days of receipt thereof. Landlord’s approval of Tenant’s Plans shall not be unreasonably withheld, conditioned, or delayed, provided that: (i) Tenant’s Plans are sufficiently detailed to obtain cost bids and permits for construction of Tenant’s Work (the “Construction Budget”); (ii) Tenant’s Plans show the location of all partitions, circulation patterns, electrical/cabling plans based on furniture layout, furniture plans, finish plans and written specifications for the Demised Premises; (iii) the improvements depicted on Tenant’s Plans (1) do not materially adversely affect (in the reasonable discretion of Landlord) the Building’s structural components or mechanical, electrical, plumbing HVAC or life safety systems for the Building or the exterior appearance of the Building, (2) are not visible from outside the Demised Premises (except through doorways or windows), (3) would not violate any applicable Laws, (4) intentionally omitted, and (5) would not require Landlord to make any alterations and/or improvements to any portion of the Building and/or the Property in order for the Building and/or Property to comply with any Laws (clauses (1) through (5), “Landlord’s Approval Criteria”). If Landlord fails to respond to a request for consent under this Section 3.01(a) in the timeframes provided herein and thereafter within an additional two (2) Building Days after receipt of an additional notice from Tenant further requesting a response from Landlord and advising that the time period for Landlord to grant or withhold its consent pursuant to this Section 3.01(a) has lapsed, Landlord shall be deemed to have approved the applicable submission. Tenant shall not be required to pay to Landlord any costs or expenses incurred by Landlord in connection with its review and consent to the Tenant’s Plans.

(b) After approval of Tenant’s Plans by Landlord, Tenant shall have the right to perform the Tenant Improvements and certain work as contemplated by Tenant’s Plans (collectively, “Tenant’s Work”). Landlord’s consent is solely for the benefit of Landlord and Tenant and no third party shall have the right to rely on Landlord’s consent, or its approval of Tenant’s Plans, for any purpose whatsoever. Tenant shall be responsible for all elements of the design of Tenant’s Plans (including, without limitation, compliance with applicable law, functionality of design, the structural integrity of the design, the configuration of the Demised Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s Plans shall in no event relieve Tenant of the responsibility for such design. Tenant’s Work shall be completed in a good and workmanlike manner and in compliance with applicable Laws. Tenant shall abide by those reasonable rules and regulations promulgated by Landlord for the construction of Tenant improvements attached hereto as Exhibit E (the “Building Work Rules”).

(c) For the purposes of this Lease, Landlord approves Turner Construction Company as the general contractor to perform the Tenant’s Work, provided that such general contractor shall have all licenses and authorizations required by Law to perform Tenant’s Work.

(d) Tenant agrees (i) to cease promptly upon written notice from Landlord any of Tenant’s Work is not in compliance with the provisions of the Lease, and (ii) to comply and cause its contractors to comply promptly with the Building Work Rules. Moreover, Tenant agrees to obtain and deliver to Landlord written, unconditional waivers of mechanic’s and materialmen’s liens against the Building and the Land from Tenant’s general contractor and all direct subcontractors in connection with any Tenant’s Work following the completion of Tenant’s Work and payment therefor. It is further understood and agreed that any Tenant’s Work shall be conducted on behalf of Tenant and not on behalf of Landlord and that Tenant shall not be deemed to be the agent of Landlord. It is further understood and agreed that in the event Landlord shall give its written consent to the making of Tenant’s Work, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Demised Premises, or any leasehold or other interest of Tenant in the Demised Premises, the Building or the Land, to any “construction” liens which may be filed in connection therewith. If, notwithstanding the foregoing, any mechanic’s or materialmen’s lien is filed against the Demised Premises as a result of Tenant’s Work, Tenant’s interest therein, the Building and/or the Land for work claimed to have been done for, or materials claimed to have been furnished to the Demised Premises in connection with Tenant’s Work or to Tenant, such lien shall be discharged by Tenant within thirty (30) days after receipt of notice thereof, at Tenant’s sole cost and expense, by the payment thereof or by the filing of a bond or other reasonable means of discharge. If Tenant shall fail to discharge any such mechanic’s or materialmen’s lien, Landlord may, at its sole option, discharge such lien and treat the reasonable cost thereof (including reasonable out-of-pocket attorney’s fees incurred in connection therewith) (collectively, the “Lien Costs”) as Additional Rent, due and payable by Tenant to Landlord within thirty (30) days after receipt of invoice, along with appropriate back-up documentation.

(e) Provided that the Lease is in full effect, Tenant is not in default under the Lease beyond any applicable notice and cure periods, and subject to the provisions of this Section 3.01, Landlord shall make available to Tenant the an allowance in the amount of One Hundred and 00/100 ($100.00) Dollars per rentable square foot of the Demised Premises, which shall total $14,721,500.00 (“Landlord’s Allowance”), to be paid in connection with Tenant’s hard and soft costs incurred in connection with the completion of the Tenant’s Work, which costs may include, but shall not be limited to, any architectural, engineering and/or other professional fees incurred by Tenant for the Tenant’s Work, office FF&E, such as any new furniture that may be purchased by Tenant for the Demised Premises, voice data cabling, work stations, fixtures, equipment and construction costs (the “Tenant Soft Costs”); provided, in no event shall more than fifteen (15%) percent of the Landlord’s Allowance be allocated towards Tenant Soft Costs (i.e., $2,208,225.00) and any payment for the Tenant’s Soft Costs from the Landlord’s Allowance shall occur in monthly installments not to exceed $245,358.33 per month. Any costs incurred by Tenant in connection with the performance of Tenant’s Work over and above the amount of the Landlord’s Allowance shall be the sole responsibility of Tenant.

(f) Tenant confirms that it intends that the Tenant’s Work is expected to correspond to Tenant’s final phase one Construction Budget for the Tenant’s Work, as indicated in the estimated Construction Scope for the first nine (9) months annexed hereto as Exhibit C-2 (the “Estimated Construction Scope”). Tenant acknowledges and agrees that the Landlord’s Allowance to be paid by Landlord pursuant to this Lease has been calculated, in part, based upon Tenant’s anticipated improvements at the Property and its Estimated Construction Scope. Tenant shall in good faith prepare its Tenant Plans in a manner materially consistent with the Estimated Construction Scope for the first nine (9) months and agrees that it will, during the Term, in good faith propose to make such Tenant’s Changes (as defined herein) that are materially consistent with those alterations described in the 10 to 24 months portion of the Estimated Construction Scope, provided that the foregoing shall not require Tenant to make each alteration described therein. Tenant shall be solely responsible for all applicable state sales or use taxes, if any, payable in connection with Tenant’s Work, which obligation shall survive the termination of the Lease.

(g) The Landlord’s Allowance shall be payable on a 78/22 basis pursuant to this Section 3.01(g). Accordingly, for the purposes of this Lease, Landlord shall contribute $78.00 for every $22.00 spent by Tenant in connection with the Tenant’s Work pursuant to this Section 3.01(g) until such time as Landlord’s Allowance is fully paid. Tenant may submit requests for payment of the Landlord’s Allowance on a monthly basis pursuant to this Section 3.01(g) for any Tenant’s Work installed within the Demised Premises or any part of Tenant’s Work that is performed as well as any Tenant Soft Costs pursuant to Section 3.01(e), and, for the avoidance of doubt, Landlord shall not accept invoices from any person or entity other than Tenant (including Tenant’s general contractor) unless Tenant has expressly approved such invoice in writing to Landlord. Within thirty days (30) days following receipt by Landlord of invoice(s) from Tenant as well as partial or final lien waivers (where appropriate in Landlord’s commercially reasonable discretion, provided Landlord shall use commercially reasonable efforts to provide Tenant with advance notice as to when it will require such waivers) and such other proofs that Landlord shall reasonably require to demonstrate Tenant’s compliance with this Section 3.01(g), and provided there shall then exist no event of default of Tenant which is continuing beyond the applicable notice and cure periods, then Landlord shall remit to such invoicing party the applicable amount of the Landlord’s Allowance, being the lesser of 78% of the cost of the Tenant’s Work (or the Tenant Soft Costs) shown by such invoices or the then remaining balance of the Landlord’s Allowance, as applicable to such invoice(s). Tenant shall be responsible for contemporaneously paying 22% of such invoice(s) to the invoicing party and shall promptly provide proof of payment therefor to Landlord. In the event that Landlord fails to pay the Landlord’s Allowance as and when due, then, in such event, Tenant shall be entitled upon thirty (30) days prior written notice to Landlord, to offset the Fixed Rent hereunder by the amount of such unpaid Landlord’s Allowance or portion thereof plus the Prime Rate plus four percent (4%) as interest, compounding monthly, accruing from the date that Landlord failed to pay such portion of the Landlord’s Allowance.

(h) Tenant shall pay to Landlord a supervision fee for the Tenant’s Work equal to one percent (1%) of the Landlord’s Allowance in the amount of $147,250.00, which amount shall be deducted from the Landlord’s Allowance on a pro rata basis, such that each payment of the Landlord’s Allowance is increased by one percent (1%) from the invoices provided and retained by Landlord. Landlord acknowledges and agrees that Tenant and Tenant’s contractors, subcontractors, architects, engineers and consultants shall not be charged for the use of freight elevators, hoists, site utilities, restrooms or loading docks during the performance of Tenant’s Work or during Tenant’s actual move into the Building.

3.02 As of the Commencement Date, Landlord represents and warrants that, to the best of Landlord’s knowledge, the Building complies, and upon completion of Landlord’s Work, the Demised Premises shall comply, with all applicable requirements of the Americans With Disabilities Act of 1990 and all regulations promulgated thereunder the Handicap Accessibility Act and Title 24 regulations (collectively, the “ADA”). All Landlord’s Work to be performed by Landlord within the Demised Premises shall comply with the applicable requirements of the ADA and all other applicable Law. Notwithstanding the foregoing, Tenant shall be responsible for complying with all applicable requirements of the ADA which apply because of Tenant’s particular use and occupancy of the Demised Premises or as a result of Tenant’s making any alterations, modifications, additions or improvements to the Demised Premises (excluding Landlord’s Work).

Article 4

WHEN DEMISED PREMISES ARE READY FOR OCCUPANCY

4.01 The Demised Premises shall be deemed ready for occupancy on the earliest date on which all necessary approvals have been obtained by Tenant to permit Tenant to lawfully occupy the Demised Premises for the Permitted Us, including, but not limited to, the final Certificate of Occupancy, which Tenant shall promptly apply for, at its sole cost and expense, upon the completion of the Tenant’s Work. Tenant acknowledges and agrees that it shall be solely responsible for obtaining any necessary permits and approvals to perform the Permitted Use and/or to use and occupy the Demised Premises for the Permitted Use. Landlord makes no representations or warranties as to whether the Permitted Use is permitted at the Property under applicable Laws, except that Landlord hereby represents and warrants that, to Landlord’s knowledge, the Permitted Use at the Property is permitted under applicable zoning ordinances. Notwithstanding the foregoing or anything else to the contrary contained in this Lease, upon request by Tenant, Landlord shall reasonably cooperate (including, without limitation, the execution and delivery of documents that Landlord is required to sign and are otherwise reasonably required by Tenant), at Tenant’s sole cost and expense, in connection with any necessary application, permit, hearing or other approval required by Tenant to perform the Tenant’s Work and lawfully occupy the Demised Premises pursuant to this Lease.

Article 5

TRIPLE NET LEASE; REAL ESTATE TAXES

5.01 This Lease is a “true lease” and an “operating lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease. The business relationship created by this Lease and any related documents is solely that of a long term commercial lease between Landlord and Tenant, this Lease has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and none of the agreements contained herein is intended, or shall be deemed or construed, to create a partnership (de facto or de jure) between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, or to make Landlord in any way responsible for the debts, obligations or losses of Tenant.

5.02 Landlord and Tenant acknowledge and agree that (i) this Lease is, and is intended to be, what is commonly referred to as a “net, net, net” or “triple net” lease, and (ii) the Rent shall be paid absolutely net to Landlord, so that this Lease shall yield to Landlord the full amount or benefit of the installments of Fixed Rent, Real Estate Taxes and all other Rent throughout the Term with respect to the entire Demised Premises, all as more fully set forth in Section 5.03 below and subject to any other provisions of this Lease that expressly provide for adjustment or abatement of Rent or other charges (if any). Except as otherwise expressly set forth in this Lease, all of the costs, expenses, responsibilities and obligations of every kind and nature whatsoever foreseen and unforeseen relating to the condition, use, operation, management, maintenance, repair, restoration and replacement of the Demised Premises and all improvements and appurtenances related thereto or any part thereof shall be performed and paid by Tenant, and Landlord shall have no responsibility or liability therefor, except to the extent caused by the negligence or willful misconduct of Landlord or its agents, contractors, employees or representatives. The covenants to pay Fixed Rent, Real Estate Taxes and all other Rent hereunder are independent covenants, and Tenant shall have no right to hold back, offset, deduct, credit against or fail to pay in full any such amounts for claimed or actual default or breach by Landlord of whatsoever nature or for any other reason whatsoever, except as expressly set forth herein. For the avoidance of doubt, Tenant shall not have, and hereby expressly and absolutely waives, relinquishes, and covenants not to assert, accept or take advantage of, any right to deposit or pay with or into any court or other third-party escrow, depository account or tenant account with respect to any disputed Rent, or any Rent pending resolution of any other dispute or controversy with Landlord.

5.03 From and after the Rent Commencement Date, Tenant shall promptly pay, or cause to be paid, on a cash basis when due to the applicable taxing authority one hundred percent (100%) of all ad valorem taxes imposed on the Demised Premises, including tax increases and re-assessments; assessments including assessments for supplemental assessments and public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term; water, sewer and other utility levies and charges; excise tax levies; and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character and any kind and nature whatsoever in respect of the Building or the Land and all interest and penalties thereon attributable to any failure in payment by Tenant (other than failures arising from the acts or omissions of Landlord) which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) the Demised Premises or any part thereof or any appurtenance thereto, (ii) [Intentionally Omitted], (iii) [Intentionally Omitted], (iv) [Intentionally Omitted], or (v) [Intentionally Omitted] (all of which are hereinafter called “Real Estate Taxes”). In addition, Tenant shall be responsible for any and all business, professional or occupational license taxes payable with respect to the Building and any association fees and any payments required in connection with a reciprocal easement or similar agreement to which Landlord is bound, including, but not limited to, that certain Amended and Restated Declaration of Reciprocal Agreements dated April 7, 2010, as same may be amended from time to time, provided that Landlord shall not exercise any approval or consent rights thereunder without Tenant’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, there shall be excluded from Real Estate Taxes: all excess profits, revenue, rent, excise, transfer, gain, foreign ownership or control, mortgage, intangible, gift, inheritance and succession, estate and income taxes. Tenant shall make such payments directly to the taxing authorities and shall promptly, upon request, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such direct payments. Tenant’s obligation to pay Real Estate Taxes shall be absolutely fixed upon the date such Real Estate Taxes become a lien upon the Demised Premises or any part thereof. Landlord shall pay any and all Real Estate Taxes due before the Rent Commencement Date.

(a) Within thirty (30) days after the Commencement Date, Landlord shall direct the applicable governmental authority to deliver all bills for Real Estate Taxes to Tenant with a copy to Landlord. If Landlord receives a bill for Real Estate Taxes due after the Commencement Date and Tenant is not the addressee, Landlord shall provide the bill for each installment of Real Estate Taxes to Tenant as soon as possible upon Landlord’s receipt of such bill and shall request that the local tax assessor’s office issue a duplicate copy of the real estate tax bill directly to Tenant. Tenant shall pay the Real Estate Taxes set forth on such bill prior to when due if during the Term, provided that if Tenant does not receive a copy of such bill at least thirty (30) days prior to its due date, Landlord shall be responsible for any penalties and interest imposed thereon if Tenant makes such payment within thirty (30) days after receipt. Tenant shall, if Landlord so requests, provide Landlord with reasonable evidence that such Real Estate Taxes have been paid. If Tenant shall default beyond the expiration of any applicable notice and cure periods in the payment of any Real Estate Taxes (provided that Tenant shall not be deemed in default hereunder if Tenant pays such Real Estate Taxes within at least thirty (30) days after receipt of written notice), Landlord shall have the right (but not the obligation) to pay the same together with any penalties and interest, if such penalties and interest are caused by Tenant’s failure to pay such Real Estate Taxes in a timely manner, in which event the amount so paid by Landlord shall be paid by Tenant to Landlord upon written demand with interest thereon at the Default Rate. Tenant may pay any Real Estate Taxes in installments, if payment may be so made without penalty, fine, premium or interest, except that on the termination of this Lease any Real Estate Taxes which Tenant has elected to pay in installments (other than those assessments under Section 5.03(c)) shall be apportioned between Landlord and Tenant based on the time remaining in the Term. All Real Estate Taxes for the tax year in which this Lease shall terminate shall be apportioned between Landlord and Tenant on a cash basis.

(b) Tenant shall have the right, before delinquency occurs, of protesting, contesting, objecting to or opposing, at Tenant’s sole cost and expense, by appropriate legal proceedings conducted in good faith and with due diligence, the legality or amount of any such Real Estate Taxes, assessments or assessed valuations in its own or in Landlord’s name (in which case, Landlord hereby grants Tenant a limited power of attorney therefor) as the case may be, and upon Tenant’s written request, Landlord will, at no out-of-pocket cost or expense to Landlord, reasonably cooperate with Tenant; provided, however, that (i) in the case of any unpaid Real Estate Taxes, lien, attachment, levy, encumbrance, charge or claim pursuant to any Law, the commencement and continuation of such proceedings shall suspend the collection or enforcement thereof from or against Landlord and the Demised Premises, which suspension may be caused by the payment by Tenant of a bond or some other form of security for payment; (ii) neither the Demised Premises, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings solely based on the outcome of the proceeding and not if Tenant has the right to make a curative payment following the outcome of the proceeding to avoid any of the foregoing consequences; (iii) in the case of any requirement of Law, neither Landlord nor Tenant would be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (iv) the insurance coverage required by Section 10 shall be maintained; (v) Tenant shall keep Landlord reasonably informed as to the status of and with copies of all documents in the proceedings, upon written request by Landlord; and (vi) if such contest shall be finally resolved against Landlord or Tenant, Tenant shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable requirement of law or insurance requirements of Section 10. Landlord shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, provided Tenant shall reimburse Landlord for its reasonable, actual out-of-pocket costs associated with such execution, and, if reasonably requested by Tenant, Landlord shall join as a party therein and/or fully participate therein in conjunction with Tenant. The provisions of this Section 5.03 shall not be construed to permit Tenant to contest the payment of Rent or any other amount (other than the Real Estate Taxes being contested in accordance herewith and any impositions or third-party charges that Tenant may from time to time be required to impound with Landlord mortgagee pursuant to this Lease) payable by Tenant to Landlord hereunder. Without limiting any other provision of this Lease, Tenant shall indemnify, defend, protect and save Landlord and the Demised Premises harmless from and against any and all liability, costs, fees, damages, expenses, penalties, fines and charges of any kind (including reasonable attorneys’ fees, including those incurred in the enforcement of this indemnity) that may be imposed upon Landlord or the Demised Premises in connection with any such contest and any loss resulting therefrom, except to the extent caused by the negligence or willful misconduct of Landlord or its agents, contractors, employees or representatives. Landlord and Tenant shall each promptly notify the other of any written notice of any claims or assessments for Real Estate Taxes that may be asserted by applicable taxing authorities that could result in a potential liability or expense for the other, and coordinate with the other the response to and settlement of such claims or assessments for Real Estate Taxes. Any refund due from any taxing authority in respect of any Real Estate Taxes paid by or on behalf of Tenant shall be paid over to or retained by Tenant, which obligation shall survive the termination or expiration of the Term.

(c) In the event that a new special assessment for the Demised Premises (a “New Special Assessment”) is proposed or enacted during the Term, Landlord, promptly following receipt of written notice thereof, shall notify Tenant of such New Special Assessment. Landlord shall not voluntarily elect to participate in, or vote in favor of, any such New Special Assessment without Tenant’s written approval thereof, which approval may be withheld in its sole discretion. If Landlord has the option to cause the assessments associated with a New Special Assessment to be paid in installments, Landlord shall so elect, and Tenant shall only be responsible for those installments that are due and payable during the Term. To the extent that any New Special Assessments are included in Real Estate Taxes, such New Special Assessment shall be paid pursuant to the provisions of Section 5.03 (a) hereof.

(d) [Intentionally Omitted].

(e) Landlord and Tenant shall, upon request of the other, promptly provide such data as is maintained by the party to whom the request is made with respect to the Demised Premises as may be necessary to prepare any required tax returns and reports required by a governmental authority.

Article 6

SUBORDINATION TO MORTGAGES

6.01 This Lease shall be subject and subordinate at all times to: (a) all ground or underlying leases now existing or which may hereinafter be executed affecting the Property; and (b) the lien or liens of all mortgages and deeds of trust in any amount or amounts whatsoever now or hereafter placed on the Property or Landlord’s interest or estate therein or on or against such ground or underlying leases and to all renewals, modifications, consolidations, replacements and extensions thereof and to each advance made or hereafter to be made thereunder, provided that the foregoing subordination in respect of any ground or underlying lease, mortgage or deed of trust placed on the Building after the date hereof shall not become effective until and unless the holder of such mortgage or deed of trust delivers to Tenant a non-disturbance agreement reasonably acceptable to Tenant. Tenant shall execute and deliver within fifteen (15) Building Days (excluding Saturdays) demand any instruments, releases or other documents requested by any lessor or mortgagee for the purpose of subjecting and subordinating this Lease to such ground leases, mortgages or deeds of trust subject to the terms hereof. Tenant shall attorn to any party succeeding to Landlord’s interest in the Demised Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, provided such party agrees to be bound by the terms of this Lease. Tenant shall execute all such agreements reasonably acceptable to Tenant confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any mortgagee or lessor under a lien instrument or lease covering the Demised Premises whose address has been given to Tenant, and affording such mortgagee or lessor a reasonable opportunity to perform Landlord’s obligations hereunder. Notwithstanding the generality of the foregoing, any mortgagee or ground lessor may at any time subordinate any such deeds of trust, mortgages, other security instruments or ground leases to this Lease on such terms and conditions as such mortgagee or ground lessor may deem appropriate. If Tenant does not respond within the fifteen (15) Building Day period set forth above, Landlord may send a second notice requesting Tenant’s execution of the applicable document. If Tenant fails to respond to such second notice within five (5) Building Days (excluding Saturdays), Tenant hereby appoints Landlord its attorney in fact in its name, place and stead to execute any such subordination or attornment documents as described herein, and Tenant acknowledges and agrees that such appointment is irrevocable and coupled with an interest.

6.02 Contemporaneously after the execution of this Lease, Landlord shall cause a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit G to be executed by Landlord and the current mortgagee for the Property and shall, upon receipt of Tenant’s execution thereof, record the same and provide Tenant with a recorded copy thereof.

Article 7

QUIET ENJOYMENT

7.01 Landlord covenants that if and so long as Tenant is not in default of this Lease beyond all applicable notice and cure periods, Landlord shall do nothing to affect Tenant’s right to peacefully and quietly have, hold and enjoy the Demised Premises for the Term herein defined, subject to all provisions of this Lease and to any mortgage, trust deed or ground lease to which this Lease shall be subordinate pursuant to the terms hereof.

Article 8

ASSIGNMENT; MORTGAGING; SUBLETTING

8.01 Tenant expressly covenants that it will not by operation of law or otherwise encumber or mortgage this Lease. Except as expressly set forth herein, Tenant shall neither assign nor sublet the Demised Premises or any part thereof, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant may, with the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign this Lease or sublet all or a portion of the Demised Premises as provided for herein, provided, however, no sublease or assignment shall be permitted if at the time of Tenant’s request for consent under this Article 8, an “Event of Default” (as defined in Section 25.01) has occurred and is continuing under this Lease, or if a proposed use is a Prohibited Use. Any attempt by Tenant without Landlord’s prior written consent (where consent is required hereunder) to assign this Lease or to sublet the Demised Premises or a portion thereof shall be null and void, provided however, that Tenant may without Landlord’s consent (but with complying with the other provisions of this Article), (i) assign this Lease to any successor to Tenant by merger, consolidation or purchase of all or substantially all of Tenant’s assets (but only provided that immediately after such assignment Tenant’s successor has a tangible net worth at least equal to the greater of Tenant’s tangible net worth immediately prior to such merger, consolidation or purchase) and Tenant delivers to Landlord, as more particularly provided in Section 8.03, a written assumption of the Lease and Tenant’s obligations and liabilities hereunder), or (ii) assign this Lease or sublet all or a portion of the Demised Premises to any entity controlled by, controlling or under common control with Tenant (each a “Business Transfer”) Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises to any party with diplomatic immunity or otherwise not amenable to service of process in New Jersey.

(a) If Tenant’s interest in this Lease is assigned or if the Demised Premises or any part thereof are sublet to, or occupied by, anyone other than Tenant, whether or not in violation of this Article 8, Landlord may, after default by Tenant beyond all applicable notice and cure periods, accept or, at Landlord’s option demand and receive, from any assignee, sublessee or anyone who claims a right to the interest of Tenant under this Lease, or who occupies any part(s) or the whole of the Demised Premises, the payment of Fixed Rent and Additional Rent or any portion thereof and/or the performance of any of the other obligations of Tenant under this Lease, but such acceptance shall not be deemed to be a waiver by Landlord of the breach by Tenant of the provisions of this Article 8, nor a recognition by Landlord that any such assignee, sublessee, claimant or occupant has succeeded to the rights of Tenant hereunder, nor a release by Landlord of Tenant from further performance by Tenant of the obligations on Tenant’s part to be performed under this Lease; provided, however, that the net amount of Fixed Rent and Additional Rent collected from any such assignee, sublessee, claimant or occupant shall be applied by Landlord to the Fixed Rent and Additional Rent to be paid hereunder.

(b) Tenant agrees to pay to Landlord all reasonable out-of-pocket costs and expenses, including, but not limited to, reasonable attorney’s fees and disbursements, actually incurred by Landlord in connection with the review of any proposed assignment of this Lease or any proposed sublease (or other occupancy) of the Demised Premises (or any part thereof) other than a Business Transfer within thirty (30) days after Landlord’s written demand therefor, regardless of whether Landlord grants its consent to the transaction in question (if such consent is required pursuant to this Lease), provided that Landlord’s costs hereunder may not exceed $2,500 or $5,000.00 in the aggregate for both Landlord’s and Landlord’s Mortgagee’s approval.

8.02 If Tenant requests Landlord’s consent to an assignment of this Lease or a subletting (or other use or occupancy) of all or any part of the Demised Premises, Tenant shall submit to Landlord:

1.	the name of the proposed assignee or subtenant (or other occupant);

2.	the terms of the proposed assignment or subletting (or other occupancy);

3.	the nature of the proposed assignee’s or subtenant’s (or other occupant’s) business and its proposed use of the Demised Premises;

4.	such information as to the financial responsibility of the proposed assignee or subtenant (or other occupant) as Landlord may reasonably require; and

5.	if applicable, plans and specifications for revising the floor layout of the Demised Premises.

8.03 Upon the receipt of all the information set forth in Section 8.02 from Tenant with respect to an assignment or subletting that is not a Business Transfer, Landlord shall deliver its written consent or disapproval thereto to Tenant within fifteen (15) Building Days (except for Sunday). Landlord agrees, however, that its consent to such proposed assignment or subletting shall not be unreasonably withheld, conditioned or delayed provided that: (i) [intentionally omitted]; (ii) the use to be made of the Demised Premises by the proposed assignee or subtenant is the Permitted Use; (iii) Tenant has complied and will comply with all other requirements of this Article 8; and (iv) Landlord, Tenant and the proposed assignee or subtenant execute and deliver a consent in form reasonably acceptable to Landlord. If Landlord fails to respond to such request within fifteen (15) Building Days (excluding Saturdays), then Landlord shall be deemed to approved such request.

8.04 If Landlord shall consent to an assignment pursuant to the request from Tenant, Tenant shall cause to be executed by its assignee an agreement to assume and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease, in form and content acceptable to Landlord. If Landlord shall consent to a sublease pursuant to the request from Tenant, the sublease shall expressly provide that it is subject and subordinate to all of the terms and conditions of this Lease, that the subtenant shall not violate any of such terms or conditions and, at the option of Landlord, in the event of the termination of this Lease, the subtenant will attorn to Landlord with certain exceptions and conditions required by Landlord that will be set forth in said consent. An executed counterpart of each sublease or assignment and assumption of performance by the subtenant or assignee (as applicable), in form and substance reasonably approved by Landlord, together with proof of the continuing maintenance of insurance as required of Tenant pursuant to this Lease, shall be delivered to Landlord not later than fifteen (15) Building Days prior to the effective date of the proposed assignment or the commencement date of the proposed sublease, as the case may be. No such assignment or sublease shall be effective until Landlord has received such counterpart and proof of insurance as required herein and Landlord has given its written consent as hereinbefore provided. Consent by Landlord to a particular assignment, sublease, or other transaction shall not be deemed a consent to any other or subsequent transaction.

8.05 If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall pay to Landlord as Additional Rent the following amounts: (i) in the case of an assignment, an amount equal to fifty (50%) percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment less the actual expenses incurred by Tenant in connection with such assignment including any improvements to the Demised Premises made in connection therewith, any allowances or free rent provided, reasonable legal fees and brokerage commissions to persons not affiliated with Tenant; and (ii) in the case of a sublease, fifty (50%) percent of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof less the actual expenses incurred by Tenant in connection with such subletting including any improvements to the Demised Premises made in connection therewith, any allowances or free rent provided, reasonable legal fees and brokerage commissions to persons not affiliated with Tenant, amortized over the term of the sublease.

8.06 In no event shall any assignment or subletting release or relieve Tenant from its obligations fully to observe or perform all of the terms, covenants and conditions of this Lease on its part to be observed or performed whether accruing before or after any such event. The fact that Landlord may consent to any assignment or subletting shall not be construed as constituting such a release of Tenant.

8.07 [Intentionally Omitted].

8.08 Tenant further agrees that it shall not place any signs on the Property or on the windows located in the Demised Premises indicating that all or any portion of the Demised Premises are available for subleasing or assignment without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

8.09 [Intentionally Omitted].

8.10 Notwithstanding anything in this Article 8 to the contrary, Landlord consents to the use of desk and office space in no more 2,000 rentable square feet of the Demised Premises by Tenant’s clients, business partners, consultants and others that have a business relationship with Tenant or its affiliates (a “Business Invitee”); subject to the following conditions: (i) Tenant shall not receive any rent, fee or other consideration from the Business Invitee which will result in Tenant making a profit, (ii) the Business Invitee is of a character and of a business consistent with what would be customary and reasonable in comparable buildings of similar construction and class in Tenant’s commercially reasonable discretion, (iii) the use and occupancy by the Business Invitee is otherwise expressly subject to all of the terms, covenants, conditions and obligations on Tenant’s part to be observed and performed under this Lease, including Tenant’s obligation to indemnify Landlord for all matters arising out of such occupant’s use of the Demised Premises pursuant to Article 20, (iv) prior to the use of the Demised Premises by such occupant, Tenant shall furnish to Landlord its name and address, (v) any violation of any provision of this Lease by the occupant shall be deemed to be a violation by Tenant under such provision, and (vii) the occupant shall have no recourse against Landlord whatsoever on account of any failure by Landlord to perform any of its obligation under the Lease. Such consent under this Section shall be deemed revoked at any time Tenant is in default under this Lease beyond the expiration of any applicable notice and cure period.

Article 9

COMPLIANCE WITH LAWS AND REQUIREMENTS OF PUBLIC AUTHORITIES

9.01 The term “laws and/or requirements of public authorities” and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county, and borough governments and rules, regulations, orders and/or directives of any or all departments subdivisions, bureaus, agencies, or office thereof, or of any other governmental, public, or quasi-public authorities (collectively, “Laws”), having jurisdiction over the Demised Premises, and/or the direction of any public officer having jurisdiction over the Demised Premises pursuant to Law. Tenant covenants to comply with all present and future Laws with respect to the Demised Premises during the Term. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any Law or requirement of public authority, and at its expense shall comply with all Laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant’s use of the Demised Premises; (ii) the manner of conduct of Tenant’s business or operation of its installation, equipment or other property therein; (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord’s performance of any work for or on behalf of Tenant; or (iv) the breach of any of Tenant’s obligations hereunder. Furthermore, Tenant need not comply with any such Law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 9.02.

Nothing contained herein shall be construed to require Tenant to make structural alterations to the Building except to the extent that same are required by reason of Tenant’s specific manner of use of the Demised Premises.

9.02 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Laws, and Landlord shall reasonably cooperate with Tenant at no cost to Landlord in such proceedings provided that:

(a) Tenant shall defend, indemnify, and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney’s fees and other expenses reasonably incurred by Landlord;

(b) Such non-compliance or contest shall not constitute or result in any violation of any superior mortgage, or, if such superior mortgage shall permit such non-compliance or contest on condition of the taking of action and/or furnishing of security by Landlord, such action shall be taken and/or such security shall be furnished at the expense of Tenant;

(c) Tenant shall keep Landlord advised as to the status of such proceedings upon Landlord’s written request;

(d) Tenant, by its acts or omissions, does not place Landlord in reasonable jeopardy or subject to any form of penalty or fine; and

(e) Any such proceedings shall not affect the payment of Fixed Rent or Additional Rent or other sums payable hereunder or prevent Tenant from using the Demised Premises for its intended purpose.

Article 10

INSURANCE

10.01 The term “requirements of insurance” bodies and words of like import shall mean rules, regulations, orders, and other requirements of the New Jersey Board of Fire Underwriters and/or similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

10.02 [Intentionally Omitted].

10.03 [Intentionally Omitted].

10.04 [Intentionally Omitted].

10.05 During the Term, Tenant shall provide and maintain primary coverage for property insurance on the Building and other improvements on the Property on an all-risk basis against physical loss or damage by fire and all other risks and perils, including but not limited to, flood, earthquake, and windstorm, in amounts no less than $5,000,000, excluding excavations, footings and foundations, and with a deductible no greater than $25,000. Such insurance shall be on terms (i) that are no less favorable than insurance covering other similar properties owned or operated by Tenant; (ii) that have an agreed amount endorsement or with no co-insurance provisions; and (iii) with no exclusions for vandalism, malicious mischief, sprinkler leakage or acts of hostile groups. Boiler and Machinery Coverage shall be procured either by endorsement to the property policy or under a separate placement in an amount no less than 100% of the replacement cost or as otherwise approved in writing by Landlord in its reasonable discretion. The property insurance shall (a) [intentionally omitted]; (b) [intentionally omitted]; (c) [intentionally omitted]; (d) insure loss caused by damage or mechanical breakdown; (e) provide an ordinance or law extension; (f) [intentionally omitted]; (g) name Landlord and its lender(s) as loss payees and contain a loss payee endorsement; and (h) contain an endorsement providing coverage for cleanup of sudden and accidental pollution releases, with a sub-limit of at least $100,000. In addition to the foregoing coverages on the Building and other improvements, Tenant shall maintain property insurance covering Tenant’s machinery, equipment, furniture and fixtures at a limit of liability of not less than the full replacement cost. During the period of any restoration and repair of the Demised Premises, Tenant shall maintain an “all-risk” Builder’s Risk policy on a completed value basis for the full replacement cost of the property being repaired and restored.

10.06 During the Term, Tenant shall also provide and maintain the following insurance at the terms and in the limits specified below:

(1) Commercial General Liability Insurance against claims for third party Bodily Injury, Personal/Advertising Injury, Property Damage, and Products/Completed Operations Liability. Such insurance shall be written on claims made basis and such coverage shall include, but not be limited to, assumed contractual liability for the performance by Tenant of the indemnity agreements set forth in this Lease to which this insurance applies, cross liability, and/or severability of interests. Limits shall be no less than $1 million per occurrence and $2 million general aggregate with no retention or self insurance provision unless otherwise agreed to in writing in advance by the Landlord. Tenant shall cause Landlord and its lender or other designees to be named as additional insureds under such insurance and expressly state that Tenant’s insurance will be provided on a primary basis and will not contribute with any insurance Landlord maintains.

(2) Workers Compensation and Employer’s Liability Insurance insuring against and satisfying Tenant’s obligations and liabilities under the workers compensation laws of the jurisdiction in which the Demised Premises are located, with Employers Liability minimum limits per insured of $500,000 Bodily Injury each accident; $500,000 Bodily Injury by disease, each employee; $500,000 Bodily Injury by disease policy limit. Policies shall include Voluntary Coverage.

(3) Automobile Liability Insurance for liability arising out of claims for bodily injury and property damage arising from owned (if any), leased (if any), non-owned and hired vehicles used in the performance of the business, with a combined single limit of $1 million per accident for bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable.

(4) Umbrella or Excess Liability Insurance written on an occurrence basis and covering claims in excess of the underlying insurance described in the foregoing subsections (1), (2) and (3) above, with a $25 million minimum limit per occurrence. Such insurance shall contain a provision that it will drop down as primary and noncontributory insurance in the event that the underlying insurance policy aggregate is exhausted.

(5) As and to the extent Tenant engages in (i) the sale of alcoholic beverages, liquor liability insurance, and/or (ii) the sale or use of gasoline or other petroleum products, Tenant shall procure pollution legal liability insurance covering each location with a retroactive date corresponding to the first occupation by Tenant with a minimum limit of Ten Million Dollars ($10,000,000) for each incident which coverage shall be primary and non-contributory and should also include coverage for any underground storage tanks located on the Property.

(6) Business interruption insurance insuring that the Base Rent will be paid to Landlord for a minimum of twelve (12) months if the Demised Premises are destroyed or rendered untenantable by any cause insured against (it being understood that the existence of such insurance does not reduce Tenant’s obligation to pay Base Rent without diminution), and in the event of termination of this Lease due to any such insured cause, pay to Landlord one year’s Base Rent.

10.07 All insurance policies required pursuant to this Article shall be taken out with insurers rated A, X by A.M. Best Company, Oldwick, New Jersey who are licensed or approved to do business in the State of New Jersey. All policies of insurance procured by Tenant shall be written as primary policies as opposed to a policy which would contribute to or provide coverage only in excess of a coverage which Landlord may maintain. A certificate evidencing such insurance together with a paid bill shall be delivered to Landlord on or prior to the Commencement Date. Such insurance policy or certificates will unequivocally provide an undertaking by the insurers to notify Landlord and the mortgagees of Landlord in writing not less than ten (10) days prior to any cancellation, non-renewal or other termination thereof.

10.08 Landlord and Tenant agree to include in each of its insurance policies a waiver of the insurer’s right of subrogation against the other party. Should such waiver not be available then the policy for which the waiver is not available must name the other party as an additional insured affording it the same coverage as that provided the party obtaining said coverage.

10.09 Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage, or destruction with respect to its property (including rental value or business interruption) occurring during the Term to the extent to which it is insured or was supposed to have been insured pursuant to the terms hereof, under a policy or policies containing a waiver of subrogation or naming the other party as an additional insured, as provided in Sections 10.05 and 10.07. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption) the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair, or restoration or payment, then provided that the first party’s right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party’s insurance against such loss, damage or destruction shall be offset against the second party’s liability to the first party thereof, or shall be made available to the second party to pay for replacement, repair, or restoration, as the case may be.

10.10 The waiver of subrogation or permission for release referred to in Section 10.09 shall extend to the agents of each party and their employees and, in the case of Tenant, shall also extend to all other persons and entities occupying the Demised Premises in accordance with the terms of this Lease, but only if and to the extent that such waiver or permission can be obtained without additional charge (unless such party shall pay such charge). The releases provided for in Section 10.09 shall likewise extend to such agents, employees and other persons and entities, if and to the extent that such waiver or permission is effective as to them. Nothing contained in Section 10.09 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease. Nothing contained in Sections 10.05 and 10.06 shall be deemed to impose upon Landlord any duty to procure or maintain any of the kinds of insurance referred to therein or any particular amounts or limits of any such kinds of insurance. However, each party shall advise the other, upon reasonable written request, from time to time (but not more often than once a year) of all of the policies of insurance it is carrying of any of the kinds referred to in Sections 10.02 and 10.05, and if it shall discontinue any such policy or allow it to lapse, shall notify the other party thereof with reasonable promptness. The insurance policies referred to in Sections 10.05 and 10.06 shall be deemed to include policies procured and maintained by a party for the benefit of its mortgagee or pledgee.

10.11 Notwithstanding anything herein to the contrary, if Tenant fails to provide Landlord with evidence of insurance as required under this Article 10 and, provided that such failure continues for at least five (5) consecutive Building Days (excluding Saturday) following written notice thereof to Tenant from Landlord, Landlord may send a second notice to Tenant regarding such failure. If such failure continues for five (5) consecutive Building Days (excluding Saturday) after such second notice, Landlord may assume that Tenant is not maintaining the insurance required pursuant to this Article 10 and Landlord may, but is not obligated to, without further demand upon Tenant or notice to Tenant and without giving Tenant any further cure right or waiving or releasing Tenant from any obligation contained in this Lease, obtain such insurance for Landlord’s benefit. In such event, Tenant shall pay to Landlord, as Additional Rent, all costs and expenses that Landlord shall incur to obtain such insurance. Landlord’s exercise of its rights under this Section shall not relief Tenant from any default under the Lease.

Article 11

BUILDING RULES AND REGULATIONS

11.01 Tenant covenants that Tenant and its employees and agents shall faithfully observe and comply with such reasonable rules and regulations as Landlord at any time or times hereafter may make and communicate in writing to Tenant, provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of such rules and regulations, the provisions of this Lease shall control.

11.02 Landlord shall not enforce any of the rules and regulations imposed by Landlord pursuant to Section 11.01 in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

Article 12

TENANT’S CHANGES

12.01 During the Term of this Lease, and any renewal or extensions thereof, except as expressly set forth herein, Tenant shall not be required to obtain Landlord’s prior written approval for any alterations, additions or improvements to the Demised Premises or any portion thereof (the “Permitted Tenant Changes”); provided, however, that such alterations: (i) are not structural additions or structural alterations to the Demised Premises; (ii) will not change the essential nature of the Building; (iii) will not materially and adversely affect the structural elements or roof of the Building; (iv) will not materially and adversely affect the proper functioning of the Building’s systems on a permanent basis; and (v) do not exceed the cost of Five Hundred Thousand and No/100 Dollars ($500,000.00) on a per project basis or One Million and No/100 Dollars ($1,000,000.00) on an annual basis.

12.02 In seeking approval from Landlord of any other alterations, additions or improvements to the Demised Premises or any portion thereof (i.e., any alterations or improvements other than Permitted Tenant Changes) (the “Tenant Changes”), which approval shall not be unreasonably withheld, conditioned or delayed, Tenant shall provide Landlord with (1) full and complete drawings and plans for the proposed Tenant Changes prepared by a licensed architect or engineer, to the extent applicable; and (2) notice of whether the Tenant Changes will involve or affect any Hazardous Materials on the Property. If Landlord fails to respond to a request for consent under this Section 12.02 within fifteen (15) Building Days and thereafter within an additional three (3) Building Days after receipt of an additional notice from Tenant further requesting a response from Landlord and advising that the time period for Landlord to grant or withhold its consent pursuant to this Section 12.02 has lapsed, Landlord shall be deemed to have approved the applicable submission.

12.03 Tenant shall not have the right to seek any zoning changes or variances in connection with any Tenant Changes that would (i) permit the use of the Demised Premises for a use other than the Permitted Use or materially expand or materially alter the footprint of the Building as of the Effective Date without Landlord’s prior approval, which approval may not be unreasonably withheld, conditioned or delayed (e.g., if any such proposed improvements or use change would materially and negatively impact the value, use or character of the Building in Landlord’s commercially reasonable discretion, Landlord may withhold or condition its approval of such application), and, in any event, Tenant shall provide Landlord with written notice of any proposed zoning change or variance and Landlord shall reasonably cooperate with Tenant regarding such proposed zoning change or variance. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant’s Changes and for final approval thereof upon completion, and shall cause Tenant’s Changes to be performed in compliance therewith and with all applicable Laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in accordance with the Building Work Rules set forth in Exhibit E, and in good and workmanlike manner, using materials and equipment at least equal in quality and class to the original installations in the Building. If any of Tenant’s Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant’s Property (as defined in Article 13), such fixtures, equipment or other property shall be promptly replaced, at Tenant’s expense, with new fixtures, equipment or other property (as the case may be) of like utility and at least equal value, which shall become the property of Landlord upon installation.

12.04 Tenant, shall not do any act, or make any contract, which may create or be the foundation for any lien or other encumbrance upon any interest of Landlord or any ground or underlying lessor in any portion of the Demised Premises. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanics’ lien, materialman’s lien or other lien (collectively “Lien”), charge, or order for the payment of money or other encumbrances shall be filed against Landlord and/or any ground or underlying lessor and/or any portion of the Demised Premises (whether or not such Lien, charge, order or encumbrance is valid or enforceable as such), Tenant shall, at its own cost and expense, cause same to be discharged of record or bonded within thirty (30) days after receipt of written notice thereof, and Tenant shall indemnify and save harmless Landlord and all ground and underlying lessor(s) against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom. If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such Lien, charge, order or encumbrance, and Tenant agrees to reimburse Landlord for its Lien Costs. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Tenant or any contractor or subcontractor of Tenant for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Demised Premises at any time from the date hereof until the end of the Lease Term are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such Lien by bonding same and otherwise complying with the provisions of Section 9.02.

12.05 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 12 shall not be done in a manner which would be reasonably likely to create any work stoppage, picketing, labor disruption or dispute or violate Landlord’s union contracts affecting the Land and Building, nor interference with the business of Landlord. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Tenant or any other tenant, Landlord reserves the right unilaterally to alter Tenant’s ingress and egress to the Building or make any other reasonable changes in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location.

Article 13

TENANT’S PROPERTY

13.01 All fixtures, equipment, improvements, and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

13.02 All business and trade fixtures, unattached machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are sometimes called “Tenant’s Property”), shall be and shall remain the property of Tenant and may be removed by it at any time during the Term of this Lease; provided that if any of Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any machinery and equipment for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant’s Property.

13.03 At or before the Expiration Date, or the date of an earlier termination of this Lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall have the right to remove from the Demised Premises all of Tenant’s Property. Tenant shall repair any damage to the Demised Premises or the Building resulting from the removal of any Tenant’s Property.

13.04 Any other items of Tenant’s Property which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit, at Tenant’s expense.

Article 14

REPAIRS AND MAINTENANCE

14.01 Throughout the Term, Tenant, at its sole cost and expense, assumes full responsibility for the condition, operation, repair, replacement, maintenance, and management of the Property. Tenant shall, at its sole cost and expense, be responsible for: keeping the Building and other improvements erected on the Land in good order and repair (reasonable wear and tear and damage by casualty and condemnation excepted) whether or not the need for such repairs occurs as a result of Tenant’s use, the elements, or the age of the Building, the Property or Tenant’s Property, or otherwise (but excluding the negligence or willful misconduct of Landlord or its agents, contractors, employees or representatives) and will commit or allow no waste with respect thereto and with reasonable promptness, make all necessary and appropriate repairs and replacements thereto of every kind and nature, including without limitation those necessary to ensure continuing compliance with all Laws and insurance requirements, whether interior and exterior, structural and nonstructural, ordinary and extraordinary, and foreseen and unforeseen. Tenant’s maintenance, repair and replacement obligations shall extend to and include, without limitation, the roof of the Building, all systems serving the Demised Premises and, subject to any Permitted Encumbrances, all parking areas and landscaping on the Property. The necessity for and adequacy of repairs to the Building or other improvements forming a part of the Demised Premises shall be comparable to those that would be customary and reasonable in comparable buildings of similar construction and class, provided that, in no event, shall Tenant be required to repair or maintain the Demised Premises to a higher or better condition than that of the Demised Premises following completion of Tenant’s Work. Tenant’s obligations under this Section 14.01 shall, without limitation, include the maintenance, repair and replacement (a) at all times, of any and all building systems, machinery and equipment which exclusively serve the Demised Premises, and (b) the bearing walls, floors, foundations, roofs and all structural elements of the Demised Premises. Tenant will not take or omit to take any action the taking or omission of which would reasonably be expected to create (or permit to continue) any condition which might reasonably be expected to involve any imminent loss, damage or injury to any person or property. All repairs and replacements shall be in quality and class at least equal to the Building as of the Commencement Date or the original Tenant’s Work to be performed by Tenant pursuant to this Lease, as applicable, and shall be made reasonably promptly as and when necessary. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to make a replacement of any item in the event that a repair will provide adequate functionality to the item and would be customary and reasonable in comparable buildings of similar construction and class. Repairs and replacements called for as a result of fire or other casualty and condemnation shall be made pursuant to the provisions of Sections 21 and 22, respectively. In connection with the foregoing, but in no way expanding Tenant’s obligations hereunder and subject to Section 14.03, Tenant’s obligations shall include without limitation with respect to the Demised Premises, to the extent applicable:

(1) Maintaining, repairing, and replacing, as necessary, the roof of the Building on the Demised Premises;

(2) Maintaining and repairing the bearing walls, floors, foundations, and all structural elements of the Building;

(3) Maintaining (including periodic washing and painting) and repairing the storefront, facade and exterior walls of the Building;

(4) Repairing and replacing, as necessary, the doors (including, without limitation, any overhead doors) and windows of the Building, and the mechanisms therefor;

(5) Causing the regular removal of garbage and refuse from the Demised Premises;

(6) Causing the regular spraying for and control of insect, rodent, animal and pest infestation, and maintaining in good working order and condition all doors (both swinging and roll-up doors), including, without limitation, all weather seals;

(7) Servicing, maintaining, repairing and replacing all equipment on the Demised Premises, including, without limitation, heating, ventilation, and air-conditioning equipment, fuel tanks, generators and uninterrupted power supplies;

(8) Regular sweeping, cleaning and removal of trash, debris, other materials and stains from the Demised Premises and from the immediately adjacent sidewalks, service drives and loading or delivery areas, if any, of the Demised Premises, as necessary to keep the same clean and in good order and condition;

(9) Regular sweeping, cleaning and washing of the interior of the Building, including, without limitation, floors, windows and fixtures, and periodic washing and painting of interior walls;

(10) Repairing broken, damaged or leaking walls, bathrooms, roofs, or fixtures and equipment in the interior of the Building, including, without limitation, plate glass windows, windows, floors and lighting fixtures;

(11) Irrigating and performing all gardening and landscaping of all lawns, trees, shrubs and plantings immediately adjacent to the Building or in any parking areas located on the Demised Premises; and

(12) Tenant shall maintain a contract on at least an annual basis for regular servicing and maintenance (at least once annually) of the heating, ventilating, air conditioning and vertical transportation systems serving the Building, unless Landlord shall otherwise direct. Upon written request of Landlord, Tenant shall submit to Landlord a copy of such fully paid contract and any extensions, renewals or replacements thereof. At a minimum, each maintenance contract for any such equipment shall include a provision that such contractor shall be required to coordinate any activities performed on the roof of the Building by a roofing contractor, so as to not void any roof or related warranties.

14.02 Except to the extent caused by the negligence or willful misconduct of Landlord or its agents, contractors, employees or representatives, any affirmative acts in connection with work performed by Landlord or as expressly provided herein, Landlord shall not be required to furnish any services or facilities or make any repairs or alterations in or to the Demised Premises, and Landlord shall not under any circumstances be required to (i) build or rebuild any improvements on the Demised Premises; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Demised Premises, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Demised Premises (including any parking which is part of or adjacent thereto) in any way. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises, except as expressly set forth herein. However, on default of Tenant beyond the expiration of any applicable notice and cure periods in making such repairs or replacements, Landlord may, but shall not be required to, upon fifteen (15) additional days’ notice to Tenant, make such repairs and replacements for Tenant’s account and the expense thereof shall be paid by Tenant to Landlord upon demand with interest at the Default Rate.

14.03 Except as expressly set forth herein, nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition or maintenance of or to the Demised Premises or any part thereof or any improvements thereto; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof.

14.04 Notwithstanding anything to the contrary contained herein, if Tenant’s obligations under this Article 14 require Tenant to make any Capital Repairs (as hereinafter defined) during the last two Lease Years of the Term, then Tenant shall not be required to make any such Capital Repairs and such failure shall not be a breach of this Lease by Tenant at that time or upon surrender of the Demised Premises, provided the Demised Premises remain in working condition. For purposes of this Lease, “Capital Repair” shall mean the repair or replacement of any item, which repair or replacement would be amortized over its useful life in accordance with U.S. generally accepted accounting principles.

Article 15

UTILITIES AND OTHER SERVICES

15.01 From and after the Rent Commencement Date, Tenant shall contract, in its own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, waste collection, sewer use and other utility services supplied to the Demised Premises during the Term (collectively, the “Utility Charges”), provided Landlord has caused such utilities to be separately metered. Tenant shall have the exclusive right to select utility providers. Landlord shall not be responsible for any utility interruption, except to the extent caused by the negligence or willful misconduct of Landlord or its agents, contractors, employees or representatives. To the extent that there may be any shared electricity arrangements between the Demised Premises and 180 Park Avenue, Florham Park, New Jersey (i.e., Block 1401, Lot 4 on the Tax Map of the Borough of Florham Park), which is also owned by Landlord as of the Commencement Date, Landlord shall ensure that the Demised Premises is separately metered for electricity consumption prior to the Rent Commencement Date. Notwithstanding the foregoing, in the event that Landlord shall incur Utility Charges in excess of $25,027.00 per month from and after the Commencement Date and prior to the Rent Commencement Date due to Tenant’s excessive use of utilities during the course of the performance of the Tenant’s Work or otherwise, Tenant shall reimburse Landlord for any such excess costs within thirty (30) days after receipt of written demand by Landlord.

15.02 Tenant shall contract, in its own name, for janitorial service in the Demised Premises.

15.03 Tenant shall have the right, but not the obligation, to provide security services to the Property in accordance with the specifications determined by Tenant. Landlord shall not be liable for any lack of security in the Demised Premises or for damages for any error or other action taken with regard to the admission to or exclusion from the Demised Premises of any person, except to the extent caused by the gross negligence or willful misconduct of Landlord.

15.04 Tenant shall have the right to manage and operate the Demised Premises (or any portion thereof) utilizing third parties for the management and operation thereof. Notwithstanding the appointment of any third-party manager, Tenant shall remain fully responsible for the Demised Premises in accordance with the terms hereof.

Article 16

INTENTIONALLY OMITTED

Article 17

LANDLORD’S OTHER SERVICES

17.01 Signage. Tenant shall have the right, at Tenant’s sole cost and expense, to install and maintain signage on the façade of the Building and on the entry to the Demised Premises to the maximum extent permitted by Law; provided, however, that all such installations shall be in compliance with applicable Laws and the Permitted Encumbrances. Upon expiration or termination of this Lease, Tenant shall remove any signage then existing on the Demised Premises, and Tenant shall be solely responsible for the repair of any damage caused by such removal, including discoloration. Tenant shall additionally have the right to signage on any monument or pylon sign entering into any Building. Tenant agrees to maintain, repair, and replace each and every sign in as good a condition as it existed on the Commencement Date (reasonable wear and tear and damage by casualty and condemnation, excepted) and to repair any damage caused by the installation, maintenance or removal of any such sign.

17.02 Rooftop Communications Equipment. Tenant shall have the exclusive right (at Tenant’s sole cost and expense) at any time during the Term and subject to the provisions of this Section 17.02, to utilize a reasonable and available portion of the roof of the Building for the installation of a microwave dish, or other communications equipment and antenna for Tenant’s use (the “Rooftop Equipment”). Tenant acknowledges and agrees that the Rooftop Equipment shall constitute a Tenant Change and shall be subject to the terms and conditions of Article 12. In furtherance of the foregoing, Tenant shall furnish detailed plans and specifications for the Rooftop Equipment, and all wires, lines, pipe conduits, and other apparatus in connection with the Rooftop Equipment, to Landlord for its prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, provided Landlord may condition its consent by requirement that the Rooftop Equipment be adequately screened (at Tenant’s sole cost and expense) at such location(s) designated by Landlord on which Rooftop Equipment may be located. The Rooftop Equipment shall, upon approval of Tenant’s plans and specifications, be installed by Tenant, at Tenant’s expense. Such cost and expense shall include processing and obtaining any necessary permits and/or approvals required by governmental authorities in connection with such installation. Tenant shall comply with all applicable Laws in connection with the installation and maintenance of the Rooftop Equipment, and all lines, wiring, pipes, conduits, and other apparatus in connection therewith, and Tenant shall keep the Demised Premises, Building and Land free and clear from any liens arising from or related to the installation, maintenance and repair thereof. Any wires, lines, conduits, or other physical connections between the Rooftop Equipment and the Demised Premises shall be concealed within the permanent walls, floors, columns and ceilings of the Building and in the shafts of the Building provided for such installations, not damaging the appearance of the Building or reducing the usable or rentable space of the Building. Upon completion of such installation, maintenance or repair (initially and from time to time), Tenant shall restore such portions of the Building to a condition reasonably comparable to that existing prior to such installation or maintenance. Tenant shall be responsible for procuring whatever approvals, licenses, or permits may be required for the installation and use of the Rooftop Equipment and the related support systems or operation of any equipment served thereby, and Landlord makes no warranties whatsoever as to the permissibility of such systems under applicable laws. Upon termination or expiration of this Lease, Tenant shall have the right to cause the Rooftop Equipment to remain at the Building, or to remove the Rooftop Equipment and any lines, wires, conduits, pipes or other apparatus installed in connection therewith, at Tenant’s expense, and Tenant shall repair and restore the Land and Building to a condition comparable to the existing prior to the installation of the Rooftop Equipment. Landlord reserves the right to relocate the Rooftop Equipment at Landlord’s sole expense, provided such relocation shall have no adverse impact on the operations of the Rooftop Equipment or interfere with the operation or availability of the same to Tenant. Tenant shall be solely responsible for all charges, if any, resulting from the operation of the Rooftop Equipment. In addition, Tenant shall have the right, without additional charge, to use available vertical risers, horizontal pathways for the placement of fiber and other telecommunications / security cables, and Landlord shall not permit interference with reception or use of Tenant’s installations.

Article 18

ACCESS

18.01 Landlord or Landlord’s agent shall have the right upon at least forty-eight (48) hours’ prior written request (except in emergency) to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (i) to examine the Demised Premises and to show them to the holders of superior mortgages, prospective purchasers or mortgagees of the Building as an entirety and, during the twelve (12) months prior to the Expiration Date, to prospective tenants; and (ii) for the purpose of making such repairs or changes as may be provided for by this Lease to be performed by Landlord or as may be mutually agreed upon by the parties or as Landlord may be required to make by Law. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting, or maintenance, without liability to Tenant but Landlord shall not unreasonably interfere with Tenant’s use of the Demised Premises. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building.

18.02 Except in the event of an emergency, Tenant shall have the right to have a representative present at all times during such access and Landlord shall not have the right to access Tenant’s clean room, manufacturing facilities or research and development areas, or such other areas as contain proprietary or confidential information unless in connection with the sale, financing or refinancing of the Property, in which event Landlord shall provide no less than five (5) Building Days’ prior notice to Tenant and any such inspection shall occur at a mutually convenient time with a representative of Tenant present at all times.

Article 19

NOTICE OF ACCIDENTS

19.01 Tenant shall use commercially reasonable efforts to give notice to Landlord, promptly after Tenant learns thereof, of (i) any material accident in or about the Demised Premises; (ii) [Intentionally Omitted]; (iii) all damage to or defects in the Demised Premises, including the fixtures, equipment, and appurtenances thereof, for the repair of which Landlord might be responsible; and (iv) all material damage to or material defects in any parts or appurtenances of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator, and other systems located in or passing through the Demised Premises or any part thereof or any part of the Building.

Article 20

NON-LIABILITY; INDEMNIFICATION

20.01 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage, or loss, except to the extent of the negligence or willful misconduct of Landlord or its agents, contractors, employees or representatives.

20.02 Except to the extent due to or caused by the negligence or any willful misconduct of Landlord or its agents, contractors, employees or representatives, Tenant shall indemnify, defend and save Landlord harmless against and from all liabilities, claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including reasonable attorneys’ fees) payable to third parties which may be imposed upon or asserted against Landlord by reason of (a) Any work or thing done in, on or about the Demised Premises or any part thereof by or on behalf of Tenant; (b) Any use, occupation, condition, operation of the Demised Premises or any part thereof; (c) Any act or omission on the part of Tenant or any subtenant or any employees, licenses or invitees within the Building, or upon the Land, or in, on or about any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto; (d) Any accident, injury (including death) or damage to any third party or property owned by someone other than Tenant and not under the care, custody or control of Tenant occurring in, on or about the Demised Premises or any part thereof, the Building, or upon the Land, except to the extent caused by Landlord, its agents or employees; and (e) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease. Tenant’s indemnity and hold harmless obligations hereunder include, but are not limited to, any costs, fees or expenses incurred by Landlord (including reasonable attorneys’ fees) in defending against third party claims or in asserting claims against Tenant for breach of any provision of this Lease.

The provisions of this Section 20.02 shall survive the expiration or earlier termination of this Lease.

20.03 Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant hereunder shall be in no way affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel supplies or labor resulting therefrom, or other like cause beyond Landlord’s reasonable control.

20.04 Except to the extent due to or caused by the negligence or any willful misconduct of Tenant or its agents, contractors, employees or representatives, Landlord shall indemnify, defend and save Tenant harmless against and from all liabilities, claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including reasonable attorneys’ fees) payable to third parties which may be imposed upon or asserted against Landlord by reason of (a) Any work or thing done in, on or about the Demised Premises or any part thereof by or on behalf of Landlord; (b) Any act or omission on the part of Landlord or any employees, licenses or invitees thereof within the Building, or upon the Land, or in, on or about any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto; and (c) Any failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease. Landlord’s indemnity and hold harmless obligations hereunder include, but are not limited to, any costs, fees or expenses incurred by Tenant (including reasonable attorneys’ fees) in defending against third party claims or in asserting claims against Landlord for breach of any provision of this Lease.

The provisions of this Section 20.04 shall survive the expiration or earlier termination of this Lease.

Article 21

DESTRUCTION OR DAMAGE

21.01 All proceeds (except business interruption insurance proceeds not allocated to Rent expenses) payable by reason of any property loss, damage, or destruction of or to the Demised Premises by fire or other casualty, or any portion thereof, under any property policy of insurance required to be carried hereunder, shall be paid to Landlord’s mortgagee if required under any Landlord mortgage, if any (or if none, to a mutually acceptable escrow agent (the “Escrow Agent”)), to be held in trust for purpose of restoration of the Demised Premises and made available to Tenant upon request and subject to and in accordance with Landlord mortgagee’s customary procedures, or if there is no Landlord mortgagee, by Escrow Agent pursuant to the terms of this Article 21, for the reasonable costs of preservation, stabilization, emergency restoration business interruption (other than any amount allocated to Rent expenses), reconstruction and repair, as the case may be, of any damage to or destruction of the Demised Premises, or any portion thereof; provided, however, that the portion of such proceeds that are attributable to Tenant’s obligation to pay Rent shall be applied against Rent due by Tenant hereunder. All proceeds paid to Tenant shall be used first for the repair of any damage to the Demised Premises (other than such payment of Rent). Any of excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Demised Premises to substantially the same condition as existed immediately before the damage or destruction and with materials and workmanship of like kind and quality and to Landlord’s reasonable satisfaction shall be paid to Tenant. All salvage resulting from any risk covered by insurance for damage or loss to the Demised Premises shall belong to Tenant. Tenant shall have the right to prosecute and settle insurance claims, provided that Tenant shall, upon Landlord’s written request, consult with and reasonably involve Landlord in the process of adjusting any insurance claims under this Section.

21.02 Subject to the customary provisions of any Landlord mortgage, and subject to the terms of this Section, Landlord mortgagee shall make available to Tenant the insurance proceeds (net of all reasonable administrative and collection costs, including reasonable attorneys’ fees) paid by Tenant’s insurance for such repair and rebuilding of the Demised Premises as it progresses (other than business interruption proceeds to be applied to Rent as aforesaid). Payments shall be made against certification of the architect responsible for the supervision of the repairs and rebuilding that the work had been performed substantially in conformance with the approved plans and specifications therefor and the value of the work in place is equal to not less than one hundred ten percent (110%) of the aggregate amount advanced by Landlord’s mortgagee or the Escrow Agent for the payment of such work. Prior to commencing the repairing and rebuilding, Tenant shall deliver to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed a schedule setting forth the estimated monthly draws for such work. If the Demised Premises is damaged by fire or other casualty, whether or not from a risk covered by insurance, Tenant shall give Landlord prompt written notice thereof, and within thirty (30) days after the occurrence of the casualty, Tenant shall provide Landlord with a notice detailing Tenant’s good faith estimate, based on consultations with and supported by reports and recommendations of qualified architects and contractors, of the length of time (the “Estimated Repair Period”) that it will take following commencement of construction to complete the reconstruction, restoration and repair of the Demised Premises, using customary construction techniques and assuming normal working conditions and work schedules, to reconstruct, restore or repair the Demised Premises in accordance with the terms of this Section to a condition as near as reasonably possible to the condition that existed immediately prior to such fire or other casualty, except for ordinary wear and tear. Rent shall continue unabated until the date of termination. Tenant waives any statutory rights of termination which may arise by reason of any damage or destruction of the Demised Premises but such waiver shall not affect any contractual rights granted to Tenant under this Section

21.03 Subject to Section 21.05, Tenant shall, at its expense regardless of the amount of any such damage or destruction and whether or not the insurance proceeds attributable such damage or destruction made available to Tenant, if any, shall be sufficient for the purpose, cause the Demised Premises to be repaired, restored and replaced in accordance with all Law, this Section 21 as expeditiously as practicable using reasonable diligence to a condition as nearly as practicable to that which existed immediately prior to occurrence of the fire or other casualty and otherwise in a good workmanlike manner, using new materials of like quality.

21.04 No damage or destruction of the Demised Premises as a result of fire or any other hazard, risk or casualty whatsoever shall relieve Tenant from Tenant’s liability to pay the full Rent payable under this Lease, except as expressly set forth herein.

21.05 Notwithstanding the foregoing, if (i) the Demised Premises are substantially damaged (to the extent of twenty-five (25%) percent or more of the replacement cost, as certified by Tenant’s architect or engineer) or rendered wholly unusable, by fire or other casualty, and the Estimated Repair Period is more than one hundred twenty (120) days within the last twelve (12) months of the Term or (ii) Tenant does not receive sufficient insurance proceeds to perform the restoration obligations hereunder despite its using best efforts to receive same, provided (a) Tenant carried all required insurance hereunder and is not otherwise in default under this Lease beyond any applicable grace or cure periods, and (b) Landlord is unable to provide sufficient supplemental insurance proceeds (less any costs for premiums or deductibles of Landlord under such policy(ies), the costs of which shall be paid for by Tenant, as Additional Rent hereunder within 30 days after demand by Landlord in the event that any such insurance proceeds are required pursuant to this Section 21.01) to reconcile any deficiencies from Tenant’s insurance proceeds (less any deductibles or insurance premiums) in order for Tenant to perform the restoration obligations hereunder, then in either such event, Tenant may elect to terminate the Lease by written notice to Landlord given within thirty (30) days after such fire or casualty. In such event, the date for the expiration of this Lease shall be the date in which Landlord is paid by Tenant the net insurance proceeds received by Tenant with respect thereto. Upon such date, the Term shall expire as fully and completely as if it were the Expiration Date. Any Rent owing shall be paid up to such termination date, and any payments of Rent made by Tenant that were on account of any period subsequent to such date shall be returned to Tenant.

21.06 The provisions of this Lease, including this Section constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Demised Premises, and any Law with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Demised Premises.

Article 22

EMINENT DOMAIN

22.01 Tenant and Landlord shall promptly give the other written notice upon knowledge of the actual or threatened commencement of any condemnation or eminent domain proceeding or other governmental taking affecting the Demised Premises, and, to the extent not otherwise received, shall deliver to the other copies of any and all material papers served in connection therewith. Subject to the remainder of this Section if during the Term all or any part of the Demised Premises shall be taken for any public or any quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof, all compensation awarded or paid as a result thereof shall belong to and be the property of Landlord without any participation by Tenant and without any deduction therefrom for any estate hereby vested in or owned by Tenant and Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may be or become entitled by reason of any taking of the Demised Premises or any part thereof, subject to the other provisions of this Section. Landlord shall have the exclusive power to collect, receive and retain any such award proceeds and to make any compromise or settlement in connection with such award, subject to Landlord’s making available any award for Tenant’s restoration obligations hereunder and subject to Landlord using good faith and reasonably diligent efforts to collect as many award proceeds as reasonably possible. Nothing herein shall be deemed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceeding for loss of business or depreciation to, damage to or cost of removal of, or for value of, stock, trade fixtures, furniture, machinery, equipment and other personal property belonging to Tenant, provided that no such claim shall diminish or otherwise adversely affect Landlord’s award. Tenant agrees to execute any and all further commercially reasonable documents that may be required in order to facilitate collection by Landlord of any and all awards. Tenant, in cooperation with Landlord, shall have the right to participate in any condemnation proceedings for the purpose of protecting Tenant’s interest hereunder.

22.02 If during the Term all or substantially all of the Demised Premises shall be taken for any public or any quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof the entire Premises or any substantial portion of the Demised Premises which is sufficient to render the remaining portion of the Demised Premises thereof unsuitable to be operated on a commercially practicable basis as it was immediately prior to such taking, taking into account, among other relevant factors, the amount of square footage and estimated revenue affected by such taking, as determined by Tenant in its reasonable discretion, then Tenant shall, not later than thirty (30) days after any such taking, give notice to Landlord of its intention to terminate this Lease on any business day specified in such notice which occurs not less than sixty (60) nor more than one hundred eighty (180) days after such taking. In such event, this Lease shall terminate on the date set forth in the notice provided by Tenant and upon such termination neither party shall have any obligation to the other under this Lease. Without limiting the foregoing, a taking of substantially all of the Demised Premises under this Section shall be deemed to have occurred if (i) fifty percent (50%) or more of the square footage of the Demised Premises shall have been subject to a taking, or (ii) there shall have been a loss of access, ingress or egress, parking capacity or any other appurtenance necessary for the operation of the Demised Premises substantially in the manner in which it had previously been operated and there is no reasonably equivalent replacement therefor.

22.03 If during the Term all or any part of the Demised Premises shall be taken for any public or any quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof and if the Lease is not terminated pursuant to Section 22.02 as expressly provided in Section 22.02, then this Lease shall continue in full effect without abatement or reduction of Rent or other sums payable by Tenant under this Lease (except to the limited extent provided below), notwithstanding such taking or private purchase. Tenant shall, promptly after any such taking and at its expense (regardless of whether any awards are available as a result of such taking), repair any damage caused by any such taking in accordance with this Section 22 so that, after the completion of such repair, the Demised Premises shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such taking, except for ordinary wear and tear. In the event of any such lesser taking as described in this Section 22.03, all of the net award collected by Landlord pursuant to Section 22.01 shall be held by Landlord or Landlord’s Mortgagee and applied and paid over toward the cost of repair of damage due to such taking against certificates of Tenant, signed by an authorized officer of Tenant, delivered to Landlord from time to time as such repair progresses or is completed, each such certificate describing such repair for which Tenant is requesting payment, the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such repair. If such proceeds are not made available to Tenant, Tenant shall have the right to offset the cost of such repair up to the amount of net proceeds not paid against future payments of Fixed Rent. If the cost of repairs shall exceed the net award collected by Landlord, Landlord and Tenant shall each bear fifty percent (50%) of the cost of the deficiency. Any balance remaining in the hands of Landlord after payment of such costs of demolition, repair and restoration shall be split by Landlord and Tenant such that Tenant shall retain an amount equal to such balance multiplied by a fraction, where the numerator is the number of years remaining in the Term divided by the number of years of the Term and the Landlord shall retain the remainder of such balance.

22.04 If the use or occupancy of the Demised Premises or any portion thereof shall be temporarily requisitioned by any governmental authority, civil or military, then this Lease shall continue in full effect notwithstanding such requisition, without abatement or reduction of Rent or other sums payable by Tenant hereunder, and Tenant shall be entitled to receive the entire net award payable by reason of such temporary requisition.

22.05 Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 34.

Article 23

SURRENDER

23.01 On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises as a result of Tenant’s default beyond all applicable notice and cure periods, Tenant shall quit and surrender the Demised Premises to Landlord in the condition in which it is required to maintain the Demised Premises hereunder, and shall remove all of Tenant’s Property therefrom except as otherwise expressly provided in this Lease but shall not be required to remove any of Tenant Improvements or Tenant’s Changes. If Tenant fails to perform any restoration required of it under this Lease on or before the last day of the Term or within five (5) days following its earlier termination, Landlord, at Landlord’s option, may perform any restoration obligation of Tenant at Tenant’s expense and, upon written demand, Tenant shall reimburse Landlord for its out-of-pocket costs incurred with respect thereto. The provisions of this Article 23 shall survive the expiration or sooner termination of this Lease.

Article 24

INSOLVENCY OF TENANT

24.01 This Lease and the Term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import or whenever a petition shall be filed by Tenant under the arrangement provisions of any law of like import, whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then Landlord, (a) at any time of receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for sixty (60) days, Landlord may give Tenant a notice of intention to end the Term of this Lease at the expiration of ten (10) days from the date of service of such notice of intention, and upon the expiration of said ten (10) day period this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 26.

Article 25

EVENTS OF DEFAULT

25.01 Each of the following events shall constitute an event of default (“Event of Default”) under this Lease:

(a) If Tenant fails to pay the Fixed Rent or any other monetary obligation of Tenant under this Lease in full within five (5) Building Days (excluding Saturdays) after Landlord shall have given to Tenant a written notice specifying the same; or

(b) If Tenant, contrary to the provisions of this Lease, shall sell, assign, mortgage or otherwise transfer this Lease, or sublet the Demised Premises or any part thereof, or use or permit the same to be used by any other person or entity, or if the estate hereby granted or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm, or corporation other than Tenant, except as expressly permitted by Article 8, which default shall not be cured within ten (10) Building Days (excluding Saturdays) after Landlord shall have given to Tenant a written notice specifying the same; or

(c) If the Demised Premises shall be deserted or abandoned during the Term hereof for a period of more than thirty (30) consecutive days (except in the event of casualty) and Tenant fails to maintain the Demised Premises as required hereunder; or

(d) If Tenant shall default in the timely payment of Fixed Rent and any such default shall continue to be repeated for a total of four (4) months in any period of twelve (12) months, or more than three (3) times in any six (6) month period, then, notwithstanding that such defaults shall have each been cured within the applicable period, any similar default during such period shall be deemed to be deliberate and Landlord may thereafter serve a notice of termination upon Tenant without affording to Tenant opportunity to cure such default; or

(e) If Tenant fails to comply with or otherwise violates any other provision or condition of this Lease other than those set forth above, and (i) such default shall continue and shall not be remedied by Tenant, within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same or (ii) with respect to a default which cannot with due diligence be cured within such of thirty (30) days if Tenant fails to: (1) within such thirty (30) day period, advise Landlord of Tenant’s intention to duly institute all steps necessary to remedy such default; (2) duly institute within such thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same; and (3) complete such remedy within such time after the date of giving of said notice to Landlord as shall reasonably be necessary.

Article 26

REMEDIES OF LANDLORD

26.01 If an Event of Default occurs, then Landlord may, upon five (5) Building Days’ (excluding Saturdays) written notice to Tenant, cancel and terminate this Lease or Tenant’s right to possession, and at the expiration of such five (5) Building Day period, Tenant shall then immediately quit, vacate and surrender the Demised Premises to Landlord, failing which, Landlord may recover possession pursuant to applicable law, and Tenant shall remain liable for damages as provided in this Lease, to include but not be limited to damages as provided in Article 27.

26.02 If an Event of Default occurs, then in addition to Landlord’s right of termination under Section 26.01, Landlord, in addition to all other rights and remedies provided by or permitted by law or elsewhere conferred in this Lease, and whether or not Landlord has terminated this Lease, shall have the remedies provided in this Section 26.02, which remedies shall be cumulative and available to Landlord, without further notice of any kind:

(i) Landlord may, at its option and without further notice, re-enter the Demised Premises and dispossess Tenant and any legal representative or successor of Tenant, or other occupant of the Demised Premises, by summary proceedings or any appropriate suit, action or proceedings, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and remove Tenant’s property, assets and effects from the Demised Premises and hold the Demised Premises as if this Lease had not been made, Tenant hereby expressly waiving service of notice of intention to re-enter or to institute legal proceedings to that end.

(ii) Landlord shall be entitled to recover, and Tenant shall pay to Landlord, the Fixed Rent payable by Tenant to Landlord up to the time of any such termination of this Lease, or of any such re-entry or recovery of possession of the Demised Premises by Landlord, as the case may be.

(iii) Landlord shall use commercially reasonable efforts to mitigate its damages and shall at any time and from time to time, use commercially reasonable efforts to relet the Demised Premises, in whole or part, as agent for Tenant or in Landlord’s own name, for a term or terms which, at Landlord’s option, may be for the remainder of the then current Term of this Lease, or for any longer or shorter period, and may cause the Demised Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting.

(iv) Landlord shall be entitled to recover, and Tenant shall be obligated to and shall pay to Landlord, damages, upon written demand, as provided in Article 27.

26.03 In the event of a breach or threatened breach by Tenant of any of their respective obligations under this Lease, Landlord shall also have the right of injunction. The special remedies provided in this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time.

26.04 If this Lease shall terminate under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of any termination of this Lease by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security, or otherwise, but such moneys shall be credited by Landlord against any Fixed Rent due from Tenant at the time of such termination or re-entry and against any damages payable by Tenant under this Lease or pursuant to law.

26.05 Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future Laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises by reason of the violation by Tenant of any of the terms, covenants, conditions or agreements of this Lease or as a result of Landlord terminating this Lease.

Article 27

DAMAGES

27.01 If this Lease is terminated under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises or terminate this Lease under the provisions of Article 26, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a) A sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate of the Fixed Rent payable hereunder which would have been payable by Tenant for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises, over (ii) the aggregate fair rental value of the Demised Premises for the same period, both discounted to present value using a discount rate of four (4%) percent per annum; or

(b) Sums equal to the Fixed Rent payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting. The net rents will be determined by first deducting from the gross rents as and when received by Landlord from such reletting, all reasonable, actual out-of-pocket expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom. Any such reletting may be for a period shorter or longer than the remaining Term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. Landlord shall not be liable in any way whatsoever for failure to relet the Demised Premises, or in the event that the Demised Premises are relet, for failure to collect rent thereof under such reletting, except to the extent Landlord breaches its obligations under Section 26.02(iii). If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof are relet by Landlord in connection with an arms-length transaction for the unexpired portion of the Term, or any part thereof, then, in any proceeding before any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

27.02 Suit or suits for the recovery of Landlord’s damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term Lease would have expired if it had not been so terminated under the provisions of Articles 24 and 26, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to seek and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 27.01. Notwithstanding the foregoing, and except as otherwise provided in Article 41, Tenant shall have no liability to Landlord for any consequential, special or punitive damages, including lost profits.

27.03 In the event of any actual or anticipatory breach by Tenant of any of Tenant’s obligations under this Lease, then, in addition to the foregoing and without regard to whether this Lease is terminated, Tenant shall be obligated to pay to Landlord upon demand, all costs and expenses incurred by Landlord, including reasonable attorney’s fees, with respect to any lawsuit, arbitration or other proceeding instituted or defended or any action taken by Landlord to enforce all or any of the provisions of this Lease to the extent Landlord is the prevailing party.

Article 28

WAIVERS

28.01 In the event that Tenant is in arrears in the payment of Fixed Rent or any other sums due hereunder beyond any applicable notice or cure periods, Tenant hereby waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

28.02 Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

28.03 In the event Tenant is in arrears in the payment of Fixed Rent or any additional Rent due hereunder beyond any applicable notice or cure periods, Tenant hereby waives Tenant’s right under N.J.S.A. 2A:18-60 to remove any action for non-payment of Fixed Rent or any additional Rent brought by Landlord under N.J. S.A. 2A: 18-53.

28.04 The provisions in Articles 16 and 17 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any Laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord’s obligations with respect to such services.

Article 29

NO OTHER WAIVERS OR MODIFICATIONS

29.01 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act, or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, or termination of effectuation of the abandonment is sought.

29.02 Without limiting Section 29.01, the following provisions shall also apply:

(a) No agreement to accept a surrender of all or any part of the Demised Premises before the Expiration Date shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant’s account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant’s property in connection with such subletting.

(b) The receipt by Landlord of rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach.

(c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct Fixed Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

Article 30

CURING TENANT’S DEFAULTS

30.01 If, prior to the expiration or sooner termination of this Lease, Tenant shall default in the performance of any of Tenant’s obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, only if such default continues after the expiration of the applicable grace period provided in this Lease for cure of such default.

30.02 Bills, invoices and purchase orders for any and all costs, charges, and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, including reasonable counsel fees involved in collecting or endeavoring to collect the Fixed Rent or any additional Rent or any part thereof after expiration of all applicable notice and cure periods, or enforcing or endeavoring to enforce any rights against Tenant after expiration of all applicable notice and cure periods, under or in connection with this Lease, or pursuant to law, including any such cost, expense, and disbursement involved in instituting and prosecuting summary proceedings, may be sent by Landlord to Tenant monthly, or immediately, at Landlord’s option, and, shall be due and payable in accordance with the terms of such bills.

Article 31

BROKER

31.01 Tenant covenants, warrants, and represents that there was no broker except Broker (if any, as set forth in the Preamble) who was instrumental in consummating this Lease, and that no conversations or negotiations were had with any broker except Broker concerning the leasing of the Demised Premises. Tenant agrees to hold Landlord harmless from and against any claims for a brokerage commission arising out of any conversations or negotiations had by Tenant with any broker except Broker.

31.02 Landlord covenants, warrants and represents that there was no broker except Broker (if any, as set forth in the Preamble) who was instrumental in consummating this Lease and that no conversations or negotiations were had with any broker except Broker concerning the leasing of the Demised Premises. Landlord agrees to hold Tenant harmless from and against any claims for a brokerage commission arising out of any conversations or negotiations had by Landlord with any broker including Broker. Landlord agrees to pay Broker pursuant to a separate agreement.

Article 32

NOTICES

32.01 Any notice, statement, demand, or other communications required or permitted to be given, rendered, or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail, return receipt requested, or nationally recognized overnight courier service, addressed to the parties as hereinafter provided, and shall be deemed given upon receipt or rejection of receipt by the addressee. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, or other communications intended for it. In the event of the cessation of any delivery by mail or by all nationally recognized overnight couriers for any reason, personal delivery shall be substituted for the aforedescribed method of serving notices.

Landlord’s address for notices or other communications under this Lease is:

LSREF4 TURTLE, LLC
c/o Hudson Americas
L.P. 888 7th Ave., 11th Floor
New York, New York 10019
Attn.: Dylan McLaughlin

and

c/o Hudson Americas L.P.
2711 North Haskell Avenue, Suite 1800
Dallas, Texas 75204
Attn.: Legal Department

With a copy to:

If by personal delivery or overnight courier:

Greenbaum, Rowe, Smith & Davis LLP
99 Wood Avenue South
Iselin, New Jersey 08830
Attention: Matthew J. Schiller

Tenant’s address for notices or other communications under this Lease is:

33 Technology Drive, Suite 2B
Warren, New Jersey 07059
Attn: General Counsel

With a copy to:

Jones Day
77 West Wacker Drive, Suite 3500
Chicago, IL 60601
Attn: Brian L. Sedlak

Article 33

ESTOPPEL CERTIFICATE

33.01 Landlord and Tenant (as applicable, the “Certifying Party”) each agrees, when requested by the other party hereto (the “Requesting Party”), to execute and deliver to the Requesting Party or its designee a statement (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) certifying the dates to which the Fixed Rent have been paid, (iii) whether any dispute exists with respect thereto and stating whether or not, to the Certifying Party’s actual knowledge, the Requesting Party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the Certifying Party may have knowledge, and (iv) any other information which Requesting Party shall reasonably require, it being intended that any such statement delivered pursuant hereto may be relied upon by others. Such statement shall be served upon the Requesting Party by the Certifying Party within ten (10) Building Days (excluding Saturdays) of the Requesting Party’s request. If the Certifying Party fails to deliver such statement or its objections thereto within such ten (10) Building Day (excluding Saturdays) period and continues to fail to do so within five (5) Building Days (excluding Saturdays) after receipt (or rejection) of a second request therefor, then the Certifying Party shall be deemed to have executed the estoppel certificate as delivered and the Certifying Party hereby grants the Requesting Party a limited power of attorney to sign such estoppel certificate on behalf of the Certifying Party.

Article 34

ARBITRATION

34.01 The parties hereto shall not be deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically provided for in this Lease.

34.02 The party desiring arbitration shall give notice to that effect to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within ten (10) days, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter, provided, however that:

(a) If the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter; and

(b) If the two arbitrators appointed by the parties shall be unable to agree, within ten (10) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of such third arbitrator within ten (10) days after the arbitrators appointed by the parties give notice as aforesaid, then within five (5) days thereafter either of the parties upon notice to the other party may request such appointment by the American Arbitration Association (or any organization successor thereto), or in it absence, refusal, failure, or inability to act, may apply for a court appointment of such arbitrator.

34.03 Each arbitrator shall be a fit and impartial person who shall have had at least five years’ experience in a calling connected with the matter of dispute and who shall not have represented either party within the prior ten (10) years.

34.04 The arbitration shall be conducted, to the extent consistent with this Article, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto). The arbitrators shall render their decision and award, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from, or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction. Notwithstanding the foregoing, the parties hereto agree that such judgment of the arbitrator shall not be binding and may be the subject of litigation in the Superior Court of New Jersey if it is alleged that the arbitrator made a mistake of fact or law.

34.05 Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursement of attorneys or witnesses for each party) shall be borne by the parties equally.

Article 35

NO OTHER REPRESENTATIONS; CONSTRUCTION; GOVERNING LAW

35.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this Lease, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease made by the other.

35.02 If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

35.03 This Lease shall be governed in all respects by the Laws of the State of New Jersey (excluding New Jersey conflict of laws) and by the state courts of the State of New Jersey.

Article 36

SECURITY

36.01 Within thirty (30) calendar days after the Effective Date, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any Event of Default by Tenant under this Lease, an irrevocable and unconditional negotiable standby letter of credit (the “Letter of Credit”), substantially in the form attached hereto as Exhibit F and containing the terms required herein, payable upon presentation to the issuing bank (the “Bank”) (which presentation made be accomplished via facsimile and via nationally recognized courier (i.e., FedEx or UPS)) running in favor of Landlord and issued by a solvent, nationally recognized bank with a long term investment grade rating (“Rating”) of BBB or higher (by Standard & Poor’s (“S&P”)) or a Rating of Baa1 or higher (by Moody’s), under the supervision of the Office of Banking and Insurance of the State of New Jersey, or a national banking association, in the Letter of Credit Amount. The Letter of Credit shall (a) be “callable” at sight, irrevocable and unconditional, (b) be maintained in effect, whether through renewal or extension (automatic or otherwise), for the period from the Commencement Date and continuing until the date (the “LC Expiration Date”) that is ninety (90) days after the expiration of the Term (as the same may be extended), and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least forty-five (45) days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord, (c) be fully assignable by Landlord, its successors and assigns, (d) permit partial draws and multiple presentations and drawings, and (e) be otherwise subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590. If Tenant exercises any Renewal Option (as defined therein) to extend the Term then, not later than forty-five (45) days prior to the commencement of the Renewal Term, Tenant shall deliver to Landlord a new Letter of Credit or certificate of renewal or extension evidencing the LC Expiration Date as ninety (90) days after the expiration of the Renewal Term. The form and terms of the Letter of Credit shall be substantially on the form attached hereto as Exhibit F. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (1) such amount is due to Landlord under the terms and conditions of this Lease following the occurrence of an Event of Default, or (2) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (3) an involuntary petition has been filed against Tenant under the Bankruptcy Code, which has not been dismissed within ninety (90) days, or (4) the Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the LC Expiration Date or (5) the long term rating of the Bank has been downgraded to below BBB (by Standard & Poor’s) or lower than Baa1 (by Moody’s) and Tenant has failed to deliver a new Letter of Credit from a bank with a long term rating of BBB or higher (by Standard & Poor’s) or Baa1 or higher (by Moody’s) and otherwise meeting the requirements set forth in this Article 36 within thirty (30) days following notice from Landlord. The Letter of Credit will be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the Letter of Credit.

36.02 The Letter of Credit shall also provide that Landlord, its successors and assigns may, at any time without notice to Tenant and without first obtaining Tenant’s consent thereto, (i) transfer (one or more times) all of its interest in and to the Letter of Credit to another party, person or entity, if such party, person or entity is being assigned Landlord’s rights and interests in and to this Lease or (ii) collaterally assign its interest in and to the Letter of Credit to a mortgagee of the Demised Premises, provided such mortgagee has executed and delivered a subordination, non-disturbance and attornment agreement as contemplated by Article 6. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Landlord’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Landlord shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

36.03 If, as a result of any drawing by Landlord on the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within ten (10) Building Days (excluding Saturdays) after receipt of written notice that Landlord has drawn on the Letter of Credit, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 36, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the LC Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than forty-five (45) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its reasonable discretion. However, if the Letter of Credit is not timely renewed, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Article 36, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Article 36, and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any Default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Landlord agrees to pay to Tenant within thirty (30) days after the LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, which is not dismissed within ninety (90) days, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

36.04 Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any Event of Default on the part of Tenant under this Lease. If Tenant shall be in default hereunder (following any applicable notice and cure periods), Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the Letter of Credit, in part or in whole, to cure any Event of Default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from such Event of Default and for which Tenant is liable hereunder. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (a) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

36.05 Provided that no Event of Default then exists under this Lease and Tenant shall have at all times maintained the Letter of Credit in the amount required hereunder Tenant may reduce the amount of the Letter of Credit as follows:

(a) (i) by $4,907,167.00 (i.e., to the amount of $9,814,333.00) on the sixth (6th) anniversary of the Rent Commencement Date, and thereafter (ii) by $4,907,167.00 (i.e., to the amount of $4,907,167.00) on the tenth (10th) anniversary of the Rent Commencement Date and thereafter (iii) by $2,000,000 (i.e., to the amount of $2,907,167.00) on the twelfth (12th) anniversary of the Rent Commencement Date, provided, that, for the avoidance of doubt, in no event, shall the Letter of Credit be increased by this Section 36.05(a) if the Letter of Credit has been decreased pursuant to Section 36.05(b) below the applicable threshold set forth in this Section 36.05(a); or

(b) Notwithstanding subsection (a) above, Tenant may reduce the amount of the Letter of Credit as follows: (i) to the amount of $9,814,333.00, if Tenant shall demonstrate to Landlord’s reasonable satisfaction that it has continuously held liquid assets in excess of Four Hundred Million and 00/100 ($400,000,000.00) Dollars for the two consecutive quarters immediately prior to the four (4) year anniversary of the Rent Commencement Date (or for two (2) consecutive quarters anytime thereafter), (ii) to the amount of $4,907,167.00, if Tenant shall demonstrate to Landlord’s reasonable satisfaction that it has continuously held liquid assets in excess of Five Hundred Million and 00/100 ($500,000,000.00) Dollars for the two (2) consecutive quarters immediately prior to the six (6) year anniversary of the Rent Commencement Date (or for two (2) consecutive quarters any time thereafter), and (iii) to the amount of $0.00, if Tenant shall demonstrate to Landlord’s reasonable satisfaction that it has continuously held liquid assets in excess of Five Hundred Million and 00/100 ($500,000,000.00) Dollars for the two (2) consecutive quarters immediately prior to the ten (10) year anniversary of the Rent Commencement Date (or for two (2) consecutive quarters anytime thereafter); provided, that, for the avoidance of doubt, in no event, shall the Letter of Credit be increased by this Section 3 6.05 (b) if the Letter of Credit has been decreased pursuant to Section 36.05(a) below the applicable threshold set forth in this Section 36.05(b).

Such reduction(s) or increase(s) shall be effected by (x) Tenant exchanging a replacement Letter of Credit meeting the requirements of this Article 36 in the reduced amount for the existing Letter of Credit, or (y) the Bank delivering an amendment to the Letter of Credit reducing the amount thereof (but which does not otherwise amend or modify same), which Landlord shall promptly countersign or authorize in writing if required by the Bank. Landlord acknowledges and agrees that if Tenant provides audited financial statements for Tenant audited by a third-party accounting firm that such financial statements shall be sufficient proof for establishing Tenant’s liquid assets under Section 36.05(b).

Article 37

PARTIES BOUND

37.01 The obligation of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 24. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer, said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

37.02 The liability of Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, partners, members and employees, to Tenant for or in respect of any default by Landlord under the terms of this Lease or in respect of any other claim or cause of action shall be limited to Landlord’s interest in the Property, and Tenant agrees to look solely to Landlord’s interest in the Property for the recovery and satisfaction of any judgment against Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, partners, members and employees. LANDLORD SHALL IN NO EVENT BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT OR PUNITIVE DAMAGES OR DAMAGES ON ACCOUNT OF LOSS OF BUSINESS, INCONVENIENCE OR ANNOYANCE, UNDER OR WITH RESPECT TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, OR THE USE AND OCCUPANCY OF THE DEMISED PREMISES BY TENANT OR BY ANY PARTY CLAIMING BY, THROUGH OR UNDER TENANT, OR OTHERWISE, IN RESPECT OF, OR APPURTENANT TO, THIS LEASE, THE DEMISED PREMISES, THE BUILDING OR THE PROPERTY.

Article 38

CONSENTS

38.01 Wherever it is specifically provided in this Lease that a party’s consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably delayed or conditioned. If either Landlord or Tenant considers that the other had unreasonably withheld, delayed or conditioned a consent, it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within twenty (20) days after making its request for the consent.

38.02 [Intentionally Omitted].

Article 39

FINANCIAL STATEMENTS; TENANT COOPERATION

39.01 Unless Tenant is a publicly traded company or its financial statements are consolidated with those of a publicly traded company, Tenant shall from time to time, within ten (10) Building Days (excluding Saturdays) after request by Landlord, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant’s then most recent full and partial fiscal years immediately preceding such request, certified by an independent certified public accountant or Tenant’s chief financial officer and consistent with U.S. generally accepted accounting principles; provided that Landlord shall not make such request more than once during any consecutive 12-month period unless such request is made in conjunction with the sale or refinance of the Building.

Article 40

ENVIRONMENTAL COMPLIANCE

40.01 Tenant shall not, nor shall Tenant knowingly permit any third party to, use, produce, manufacture, generate, treat, store, release, spill, discharge, dump or dispose of any Hazardous Materials in, on, under or about the Demised Premises or any portion of the Demised Premises. “Hazardous Materials” shall include, without limitation, “toxic substances,” “contaminants,” “pollutants,” “hazardous materials,” “hazardous waste,” “hazardous substances” and “petroleum or petroleum derivatives or products,” as such terms are now or hereafter defined under any Environmental Laws. “Environmental Laws” shall include the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended, the Resource Conservation and Recovery Act, 42 U. S.C. 6901 et seq., as amended, the Industrial Site Recovery Act, N.J.S.A. 13:1K 6 et seq., as amended (together with the Hazardous Discharge Site Remediation Site Act, N.J.S.A. 58:10B-1 et seq., as amended, “ISRA”), the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq., as amended, the New Jersey Site Remediation Reform Act, N.J.S.A. 58:10C-1 et seq., as amended, and any and all other federal, State and local environmental, health and safety statutes, laws, codes and ordinances which relate to protection of public health or the environment or which regulate the use, generation, transportation, storage, treatment, discharge, release, disposal, emission, reporting, investigation or remediation of chemicals, hazardous and/or dangerous substances or materials, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Tenant may use such Hazardous Materials as are used in the ordinary course of Tenant’s business and its laboratory research, and other Hazardous Materials with the express prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and then only to the extent that the presence and/or use of all such Hazardous Materials is (i) properly licensed and approved by all appropriate governmental officials, (ii) in compliance with any reasonable terms and conditions stated in said prior written approval by Landlord, and (iii) in compliance with all Environmental Laws and other applicable statutes, laws, codes, ordinances, and rules and regulations. Tenant shall be solely responsible for removing all such permitted Hazardous Materials from the Demised Premises at Tenant’s sole cost and expense, prior to the expiration or termination of this Lease, and Landlord shall have no liability or obligation with respect thereto. Notwithstanding the permitted use of certain Hazardous Materials, Tenant may not discharge any Hazardous Materials from the Demised Premises except as provided by Environmental Laws and other applicable statutes, laws, codes, ordinances, rules and/or regulations, and specifically may not discharge any Hazardous Materials from the Demised Premises in any public sewer or any drain and/or drainpipe leading or connected thereto. Tenant shall promptly give written notice to Landlord of any non-routine communication received by Tenant from any governmental authority or other person or entity concerning any complaint, claim, notice of violation, order, investigation or inquiry regarding any use, generation, treatment, storage or disposal (or alleged use, generation, treatment, storage or disposal) by Tenant, of any Hazardous Materials, and promptly furnish Landlord with copies thereof. Landlord shall have the right (but not the obligation) to access the Demised Premises in accordance with Article 18 and conduct such investigations or tests (or both) as Landlord shall reasonably deem necessary based on a specific reasonable concern with respect to any such complaint, claim, notice of violation, order investigation or inquiry, or for purposes of performing compliance audits as Landlord deems necessary, provided all such costs shall be at Landlord’s costs and expense, unless such investigations or tests reveal a breach by Tenant of its obligations hereunder, in which event Tenant shall be liable for Landlord’s reasonable, actual out-of-pocket cost.

(a) Tenant shall take such commercially reasonable actions as are typical to keep the Demised Premises free of any mold that could have an adverse effect on the health of any person of normal susceptibility consistent with the current state of scientific knowledge and industry standards in comparable buildings.

(b) Tenant shall not excavate, disturb or conduct any testing of any soils on or about the Demised Premises without obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(c) Tenant hereby represents, warrants and covenants with Landlord that Tenant’s North American Industrial Classification System Number (“NAICS No.”) is 541714 and that throughout the Lease Term, Tenant’s use and occupancy of the Demised Premises shall not be subject to ISRA. Tenant shall, at Tenant’s own expense, provide to Landlord, within no more than thirty (30) days prior to, but in no event later than, the expiration or sooner termination of this Lease, or upon Landlord’s request, an affidavit in form and substance reasonably acceptable to Landlord, which establishes to Landlord’s satisfaction that ISRA does not apply to Tenant’s operations or any closing of operations or other transaction, transfer or sale. If Tenant’s use of the Demised Premises is subject to ISRA, or if there is any release, leak, spill, discharge, disposal or other contamination in, on, under, or about, or migrating from or onto the Demised Premises during the Lease Term for which Tenant is the cause, Tenant shall, at Tenant’s sole expense, comply with ISRA, and fully investigate and remediate the Demised Premises in compliance with Environmental Laws, prior to the expiration or sooner termination of this Lease, which actions shall be evidenced by the delivery to Landlord prior to the expiration or sooner termination of this Lease of an affidavit with respect thereto in form and substance reasonably acceptable to Landlord and an unconditional Response Action Outcome (“RAO”). To the extent possible, the RAO shall not include, reference or rely upon, and Tenant shall not allow the Demised Premises to be subject to, any use restrictions, remedial action permit groundwater classification exception area, well restriction area or engineering or institutional control. Tenant shall, at Tenant’s expense, repair any damage to the Demised Premises for which Tenant is the cause prior to the expiration or termination of this Lease. All Licensed Site Remediation Professionals (“LSRP”) and consultants retained or used by Tenant shall be approved in writing in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary set forth in this Lease, in the event, pursuant to this Lease, Tenant is required to undertake any sampling, assessment, investigation or remediation with respect to the Demised Premises, then, if Tenant fails in any such regard and such failure constitutes an Event of Default after all applicable notice and cure periods, at Landlord’s discretion, Landlord shall have the right, upon notice to Tenant, from time to time, to perform such activities at Tenant’s expense, and all reasonable sums incurred by Landlord shall be paid by Tenant, as additional Rent, upon demand.

(d) Promptly following receipt by Tenant or any LSRP, consultant or contractor retained by Tenant, Tenant shall deliver to Landlord all environmental documentation concerning the Demised Premises and Tenant’s activities at the Demised Premises including, without limitation, all plans, reports, correspondence and submissions to or from an LSRP or any governmental agency, as the case may be, excluding privileged communications.

(e) [Intentionally Omitted].

(f) Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, suits, actions, proceedings, liens, liabilities, judgments, damages, losses, costs and expenses (including, without limitation, attorneys’ fees) based on or arising directly or indirectly by reason or arising out of any breach of any provision of this Section 40.01, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants’ fees. Tenant agrees that Landlord may be irreparably harmed by Tenant’s breach of this Section 40.01 and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord’s election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord’s other remedies against Tenant.

(g) Landlord represents and warrants, to its knowledge, that there are no Hazardous Materials, as such term is defined below, located in, on, under or about any portion of the Demised Premises in violation of any Environmental Laws. If any Hazardous Materials, are discovered in, on, under or about any portion of the Demised Premises that existed prior to the Commencement Date or were caused by Landlord or its agents, contractors, employees or representatives, Landlord shall promptly take all actions, at its sole cost and expense, to remove such Hazardous Materials from the Demised Premises in accordance with all applicable Environmental Laws and sufficient to permit Tenant to operate the Demised Premises for the Permitted Use. The foregoing obligations of Landlord shall include, without limitation, costs incurred for or in connection with any investigation of the Demised Premises conditions or any clean-up, remedial work, monitoring, restoration or closure work required by any governmental agency or by Tenant because of any Hazardous Materials present in, under, on or about the Demised Premises caused by Landlord or Landlord’s agents or employees. Landlord shall indemnify, defend and hold Tenant harmless from and releases Tenant from any liability for any and all fines, suits, procedures, claims, liabilities, costs and actions of any kind, including, but not limited to, response costs, assessment and remediation costs (including remediation plan preparation), monitoring and closure costs and the costs and expenses of investigating and defending any government claims or proceedings, and counsel fees (including those incurred to enforce this indemnity or for any other purpose) arising out of or in any way related to the presence or release of any Hazardous Materials from, on, about or under the Demised Premises that existed on the Demised Premises prior to the Commencement Date or were caused by Landlord or its agents, contractors, employees or representatives.

(h) This Section 40.01 shall survive the expiration or termination of this Lease.

Article 41

HOLDING OVER

41.01 If Tenant holds possession of the Demised Premises after the Term, Tenant shall become a month-to-month tenant under the provisions herein provided. In such event, for the first ninety (90) days of such holdover, the monthly Fixed Rent will be increased to an amount equal to one hundred twenty-five (125%) percent of the monthly rent payable during the last month of the Term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease; and thereafter monthly Fixed Rent will be increased to one hundred fifty (150%) percent of the monthly rent payable during the last month of the Term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Tenant shall pay such rents without the requirement for demand or notice by Landlord to Tenant demanding delivery of possession of the Demised Premises (but all Real Estate Taxes, Utility Charges and other amounts payable by Tenant shall continue as provided in this Lease), which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Landlord by notice to Tenant given at least thirty (30) days prior to the intended date of termination (which notice may, at Landlord’s option, precede the expiration of the Term), or until Tenant shall have given to Landlord, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month. The time limitations described in this Article 41 shall not be subject to extension for Force Majeure. The provisions of this Article 41 shall not be construed to relieve Tenant from liability to Landlord for damages resulting from any such holding over, or preclude Landlord from implementing summary dispossess proceedings; provided, in no event shall Tenant be liable to Landlord for any consequential, special or punitive damages as a result of any holdover tenancy hereunder. The provisions of this Article 41 shall survive the expiration or sooner termination of this Lease.

Article 42

CERTAIN DEFINITIONS AND CONSTRUCTIONS

42.01 For the purpose of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires, the definitions set forth in the Preamble shall be utilized.

42.02 The various terms which are defined in other Articles of this Lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

42.03 This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases in this Lease shall have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or interference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.

42.04 The terms “include,” “including,” and “such as” shall each be construed as if followed by the phrase “without being limited to.”

42.05 Reference to termination of this Lease includes expiration or earlier termination of the Term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon a termination of this Lease, the Term and estate granted by this Lease shall end at noon of the date of termination as if such date were the date of expiration of the Term of this Lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this Lease, may be performed after such termination and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

42.06 For purposes of this Lease, “Force Majeure” shall mean and include all those situations beyond the applicable party’s control, including but not limited to, acts of God; accidents; repairs; casualties; strikes; shortages of labor, materials or supplies; inclement weather; and, where applicable, the passage of time while awaiting for an adjustment of insurance proceeds or delays in excess of four (4) weeks while waiting for receipt of necessary permits or approvals. Any time limitations required to be complied with by either party to this Lease, whether specifically made subject to Force Majeure or not, except those related to the payment of Fixed Rent, Real Estate Taxes, Utility Charges or the like and except as to the time periods set forth in Article 23, shall be automatically extended by the number of days that performance by a party subject to such time limitations may be delayed due to Force Majeure.

Article 43

Intentionally Omitted

Article 44

INTENTIONALLY OMITTED

Article 45

NO OPTION

45.01 The submission of this Lease for examination does not constitute a reservation of, or option for, the Demised Premises, and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

Article 46

MISCELLANEOUS

46.01 Headings. The Article headings in this Lease and the Preamble prefixed to this Lease are inserted only as a matter of convenience in reference and are not to be given any effect whatsoever in construing this Lease.

46.02 Number, Gender. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

46.03 Successors, Assigns. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the respective parties and their successors and assigns.

46.04 Entire Agreement. This instrument contains the entire and only agreement between the parties and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way or terminated except by a writing executed by both parties.

46.05 Landlord. The term “Landlord” as used in this Lease means only the holder, for the time being, of Landlord’s interest under this Lease so that in the event of any transfer of title to the Demised Premises Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder accruing after such transfer, and it shall be deemed without further agreement between the parties that such grantee, transferee or assignee has assumed and agreed to observe and perform all obligations of Landlord hereunder arising during the period it is the holder of Landlord’s interest hereunder.

46.06 Words of Duty. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

46.07 Cumulative Remedies. The specified remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord or Tenant may lawfully be entitled in case of any breach or threatened breach of any provision of this Lease.

46.08 Corporate Authority. If Tenant is a corporation, Tenant represents and warrants that this Lease and the undersigned’s execution of this Lease has been duly authorized and approved by the corporation.

46.09 Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party acknowledged or determined to be in default in any of the terms, covenants conditions or provisions of this Lease agrees to pay the other party all reasonable costs, charges and expenses, including reasonable attorneys’ fees and expenses and court costs.

46.10 ERISA. Tenant represents and warrants that it is not and is not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, or (iii) an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of any such employee benefit plan or plans.

46.11 No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Demised Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Demised Premises or any interest in such fee estate.

46.12 Due Authorization. Landlord and Tenant hereby covenant, warrant and represent that: (1) the individual exercising this Lease on its behalf is duly authorized to execute and deliver this Lease in accordance with the organizational documents of such party; (2) this Lease is binding upon such party; and (3) the execution and delivery of this Lease will not result in the breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other material contract or instrument to which it is a party or by which it will be bound.

46.13 Joint and Several. If Tenant is more than one person or party, all obligations of Tenant under this Lease shall be the joint and several obligations of each person or party executing this Lease as Tenant.

46.14 NO WARRANTIES. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE DEMISED PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

46.15 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease.

46.16 Recording. Neither party shall record this Lease or any memorandum of this Lease without the prior written consent of the other party hereto, which consent may be withheld or denied in the sole and absolute discretion of such party, and any recordation by a party without the other party’s consent shall be a material breach of this Lease.

46.17 Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have the right of access to and within the Building for the installation and operation of telecommunications systems, including voice, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunication Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building and applicable Laws. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to Tenant in connection with the installation, operation or maintenance of the Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

46.18 Reasonableness and Good Faith. Except as otherwise expressly provided in this Lease, in all cases where the consent or approval of Landlord or Tenant shall be requested hereunder, the giving of such consent or approval shall not be unreasonably withheld, delayed or conditioned. Moreover, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Landlord and Tenant shall act reasonably and in good faith, except as expressly provided herein. In all cases where either party is required to express its denial of consent, such denial shall be in writing and state the reasons for such denial. Furthermore, where consent or approval is required, consent or approval will be deemed to be granted unless a written denial of consent or approval is received by the party requesting consent within ten (10) business days after the date on which such request for consent or approval was given to the non-requesting party.

Article 47

USA PATRIOT ACT

47.01 Tenant represents, warrants and covenants that neither Tenant nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specialty Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA PATRIOT ACT (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorist, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including, without limitation, the Trading and Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraqi Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 aa-9; The Cuban Democracy Act, 22 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-201, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.) provided, however, none of the foregoing shall apply to any person to the extent that such person’s interest is in or through an entity, whose stock or shares are listed and traded on any recognized stock exchange located in the United States.

Article 48

GOVERNMENT REQUIREMENTS

48.01 In the event of the imposition of federal, state, or local governmental control, rules, regulations, or restrictions on the use or consumption of energy or other utilities or with respect to any other aspect of this Lease during the Term, both Landlord and Tenant shall be bound thereby. Landlord shall have the right to enforce compliance therewith, including the right of entry into the Demised Premises to effect compliance.

Article 49

EXECUTION

49.01 Each party agrees that it will not raise or assert as a defense to any obligation under this Lease or make any claim that this Lease is invalid or unenforceable due to any failure of this Lease to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

49.02 This Lease may be executed in one or more counterparts by some or all of the parties hereto; and (a) each such counterpart shall be considered an original, and all of which together, when so executed and delivered, shall constitute one and the same instrument; (b) the exchange of executed copies of this Lease by facsimile or Portable Document Format (PDF) transmission shall, upon confirmation by the recipient (which may be by electronic mail), constitute effective execution and delivery of this Lease by the parties for all purposes; and (c) signatures of the parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Article 50

OPTION TO RENEW

50.01 Tenant shall have the option to renew (the “Renewal Option”) the term of the Lease for two (2) additional term(s) of five (5) years (the “Renewal Term”) so long as (i) this Lease is then in full force and effect, (ii) no Event of Default shall exist at either the time of giving the Option Notice (as defined below) or the commencement of the Renewal Term, and (iii) written notice exercising such option (the “Option Notice”) is actually received by Landlord at least twelve (12) months prior to the then applicable Expiration Date of this Lease (the “Renewal Deadline”), TIME BEING OF THE ESSENCE. If proper notification of the exercise of the Renewal Option is not given and/or received, the Renewal Option shall automatically expire. Failure to exercise the Renewal Option shall terminate such option. Tenant acknowledges that because of the importance to Landlord of knowing no later the Renewal Deadline whether or not Tenant will exercise the Renewal Option, the failure of Tenant to notify Landlord by the Renewal Deadline will conclusively be presumed an election by Tenant not to exercise the Renewal Option. The provisions of the Lease will govern the relationship between the parties during the Renewal Term, except that the Fixed Rent will be as follows:

(a) The Annual Fixed Rent payable during the first year of the Renewal Term will be lesser of (i) the FMR (as defined and determined in accordance with the procedures described in subsection (c) below), provided that in no event may the FMR exceed 105% of the Fixed Rent for the year immediately preceding the Renewal Term and (ii) the Fixed Rent payable immediately prior to the commencement of the Renewal Term. Commencing on the twelve (12) month anniversary of the commencement date of the Renewal Term and each and every twelve (12) months thereafter, the Fixed Rent shall increase by $.50 per square foot over the prior lease year’s Fixed Rent.

(b) Upon the timely and proper exercise of the Renewal Option by Tenant, Landlord and Tenant shall negotiate in good faith to determine the Fixed Rent for the Renewal Term. If agreement cannot be reached within sixty (60) days, then Landlord and Tenant shall each, no later than 270 days prior to the commencement of the Renewal Term, make a reasonable determination of the fair market rental for the Fixed Rent for the Demised Premises for the Renewal Term, respectively “Landlord’s Fair Market Rent” and “Tenant’s Fair Market Rent” and submit such determination, in writing, to arbitration in accordance with the following provisions:

(c) No later than 240 days prior to the commencement of the Renewal Term, Landlord and Tenant shall each select a commercial real estate broker with at least 10 years’ experience in the specific market in which the Demised Premises are located (i.e., the Morristown, New Jersey suburban office submarket) to act as an arbitrator. The two arbitrators so appointed shall, no later than 210 days prior to the commencement of the Renewal Term, select a third mutually acceptable commercial real estate broker with at least 10 years’ experience in the specific market in which the Demised Premises are located.

(a) The three arbitrators, acting by a majority, shall no later than 120 days prior to the commencement of the Renewal Term, determine the actual fair market Fixed Rent for the Demised Premises for the Renewal Term, which shall either be Landlord’s Fair Market Rent or Tenant’s Fair Market Rent, but no other amount (“FMR”). The decision of a majority of the arbitrators shall be binding on Landlord and Tenant.

(b) If either Landlord or Tenant fails to appoint an arbitrator within the period required by this Paragraph, the arbitrator timely appointed shall determine FMR for the Renewal Term.

(c) The entire cost of such arbitration shall be paid by the party whose fair market rental submission is not selected.

(d) If for any reason the FMR has not been determined prior to the commencement of the Renewal Term, then, until the FMR has been finally determined, the Fixed Rent payable for and during the Renewal Term shall be equal to the Fixed Rent payable immediately prior to the commencement of the Renewal Term. If, upon final determination of the FMR, it has been determined that the Fixed Rent payable for and during the first year of the Renewal Term shall be equal to (aa) the Fixed Rent payable immediately prior to the commencement of the Renewal Term, then the Fixed Rent shall continue to be due and payable in the amounts of Landlord’s Fair Market Rent; or (bb) such other amount, then an appropriate adjustment to the Fixed Rent shall be made reflecting such final determination, and Landlord shall refund to Tenant any overpayment in Tenant’s payment of Fixed Rent from the commencement of the Renewal Term to the date of such final determination.

(e) For the purposes of this Lease, the parties acknowledge and agree that the “FMR” of the Demised Premises shall be at the prevailing market rental rate for space in office buildings of comparable quality and age for tenants of similar size, at the time Tenant provides notice for its exercise of the applicable Renewal Term, taking into account all other relevant factors including, without limitation, the location, quality, age, finish allowances, rental abatements, moving allowances, space planning allowances, refurbishment allowances, lease term, credit standing of tenant, or any other concessions or inducements, expense stop or other rental adjustments that would be relevant in making a market rate determination.

Article 51

RIGHT OF FIRST OFFER TO PURCHASE

51.01 Provided that Tenant is not in default of this Lease beyond all applicable notice and cure periods, , Landlord hereby grants to Tenant an ongoing right of first offer during the Term (“Right of First Offer”) to purchase the Property from Landlord pursuant to the terms of this Article 51. The Right of First Offer is further subject to the following terms and conditions: Landlord shall give Tenant written notice of (x) its intention to market and/or sell the Property for purchase for a stated purchase price and the other material economic terms and conditions, or (y) subject to Section 5 1.01 (b) below, an offer has been received from a third party to purchase the Property for a stated purchase price and the other material economic terms and conditions which offer Landlord is willing to accept (either, “Landlord’s Notice”). Tenant shall then deliver to Landlord written notice of its election (“Tenant’s Purchase Election”) to purchase the Property described in Landlord’s notice on or before ten (10) Building Days (excluding Saturdays) after its receipt of Landlord’s Notice (the “Exercise Period”). Upon Landlord’s receipt of Tenant’s Election, the parties shall negotiate in good faith for a period of twenty (20) calendar days in order to finalize and execute a commercially reasonable purchase and sale agreement setting forth such terms as are consistent with those set forth in Landlord’s Notice or are otherwise commercially standard (the “Contract”).

(a) If Tenant does not give written notice of its intent to exercise the Right Of First Offer within the Exercise Period, or having given notice of its intent to exercise, fails to enter into a Contract consistent with the terms and conditions of the Landlord’s Notice within twenty (20) calendar days, Tenant shall be deemed to have waived the Right Of First Offer to purchase the Property under the terms of Landlord’s Notice and Landlord shall thereafter within one hundred and eighty (180) days after delivery of Landlord’s Notice have the right to enter into a purchase and sale agreement with a third party for the Property on terms and conditions of the Landlord’s Notice or any other terms and conditions more favorable to Landlord. If Landlord does not enter into a contract to sell the Property within such one hundred and eighty (180) day period (and subsequently convey the Property pursuant to such contract to sell within one hundred and twenty (120) days thereafter) or Landlord wishes to sell the Property on terms materially less favorable to Landlord, then Landlord may only do so after providing Tenant with a subsequent right to exercise its Right of First Offer; provided, however, that Tenant shall have a reduced five (5) day Exercise Period after receipt of Landlord’s Notice to exercise its Right Of First Offer. If Tenant acknowledges and agrees that this Right of First Offer is personal to Celularity Inc. (or any successor or assign thereof pursuant to a permitted Business Transfer). Any assignment of this Lease (other than pursuant a permitted Business Transfer) shall also terminate the Right Of First Offer.

(b) In For the purposes of this Section 53.01, a “materially less favorable offer” shall mean, with respect to price only, a decrease of five (5%) percent or more of the offered purchase price for the Property in the Landlord’s Notice.

Article 52

PRESS RELEASES; CONFIDENTIAL INFORMATION

52.01 Except as set forth in Section 54.02 below, Landlord and Tenant agree that neither they nor their representatives shall disclose the terms or conditions of this Lease or information about the other to any newspaper or other media source or any other third party without the prior written consent of the other party, which consent may be absolutely withheld by either party, and Landlord and Tenant shall have the right, in their sole and absolute discretion, to approve the language and means of any such disclosure to which any consent is granted.

52.02 Landlord and Tenant agree to keep the content and all copies of this Lease, and all proposals, materials, information and matters related to the same strictly confidential, and shall not disclose, divulge, disseminate or distribute any of the same, or permit the same to occur, except to the extent (w) reasonably required for proper business purposes to their respective employees, attorneys, accountants, insurers, auditors and potential and actual lenders and underwriters and potential and actual purchasers of the Property and any other potential and actual successor and assigns of the parties hereto (and each shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provision hereof), (x) as may be required by Law, (y) as may be disclosed pursuant to court proceedings, or (z) in connection with any public filings or related releases required by Law. Without prejudice to the rights and remedies otherwise available under this Lease, the parties shall be entitled to equitable relief, including injunction or specific performance, in the event of any breach or threatened breach of the provisions of this Article 52. In addition, Landlord and Tenant agree to indemnify each other for any reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, which Landlord or Tenant may incur in connection with such breach and/or the enforcement of this Article 52. The obligations set forth in this Article 52 shall survive the expiration or termination of the Lease.

[THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

ATTEST:	LANDLORD:

LSREF4 TURTLE, LLC
a Delaware limited liability company

/s/	By:	/s/ Laura P Sims
	Name:	Laura P Sims
	Title:	Vice-President

ATTEST:	TENANT:

CELULARITY INC.
a Delaware corporation

/s/	By:	/s/ Robert J. Hariri
	Name:	Robert J. Hariri
DANIELLE N. PENNA	Title:	Chairman and CEO
NOTARY PUBLIC OF NEW JERSEY
My Commission Expires 7/20/2021

EXHIBIT A

DESCRIPTION OF LAND

LEGAL DESCRIPTION

170 Park Avenue
Florham Park, NJ

Real property in the City of Florham Park, County of Morris, State of New Jersey, described as follows:

170 Park Avenue:

All that certain tract, parcel and lot of land lying and being situate in the Borough of Florham Park, County of Morris, State of New Jersey, being more particularly described as follows:

Parcel I

ALL THAT CERTAIN TRACT, PARCEL AND LOT OF LAND LYING AND BEING BEGINNING AT AN IRON BAR WITH CAP SET AT THE POINT OF !NTERSECTION OF THE DIVIDING LINE BETWEEN LOT 3.01 & LOT 1, BLOCK 1401 AND LOT 3.01 & LOT 1.06, BLOCK 1401 AS SHOWN ON A MAP ENTITLED “PRELIMINARY & FINAL MAJOR SUBDIVISION PLAT, LOT 3, BLOCK 1401, 160-170 PARK AVENUE, BOROUOH OF FLORHAM PARK, MORRIS COUNTY, NEW JERSEY” PREPARED BY CONTROL POINT ASSOCIATES, INC., APPROVED AND ABOUT TO BE FILED IN THE MORRIS COUNTY CLERK’S OFFICE, AND FROM SAID BEGINNING POINT RUNNING, THENCE; ALONG THE DIVIDING LINE BETWEEN LOT 3.01 & LOT 1, BLOCK 1401, THE FOLLOWING FOUR (4) COURSES:

1. ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 530.00 FEET, A CENTRAL ANGLE OF 19 DEGREES – 00 MINUTES – 00 SECONDS, AN ARC LENGTH OF 175.75 FEET BEARING A CHORD OF SOUTH 80 DEGREES – 30 MINUTES – 00 SECONDS EAST, A CHORD DISTANCE OF 174.95 FEET TO AN IRON BAR WITH CAP SET AT THE POINT OF TANGENCY, THENCE;

2. SOUTH 71 DEGREES – 00 MINUTES – 00 SECONDS EAST, A DISTANCE OF 73.25 FEET TO AN IRON BAR WITH CAP SET AT THE POINT OF CURVATURE, THENCE;

3. ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 460.00 FEET, A CENTRAL ANGLE OF 47 DEGREES – 10 MINUTES – 00 SECONDS, AN ARC LENGTH OF 378.68 FEET BEARING A CHORD OF NORTH 85 DEGREES – 25 MINUTES – 00 SECONDS EAST, A CHORD DISTANCE OF 368.08 FEET TO AN IRON BAR WITH CAP SET AT THE POINT OF REVERSE, CURVATURE, THENCE;

4. ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 815.00 FEET, A CENTRAL ANGLE OF 63 DEGREES – 05 MINUTES – 59 SECONDS, AN ARC LENGTH OF 897.56 FEET, BEARING A CHORD OF SOUTH 86 DEGREES – 37 MINUTES – 00 SECONDS EAST, A CHORD DISTANCE OF 852.88 FEET TO A CONCRETE MONUMENT SET AT THE POINT OF NON-TANGENCY, THENCE;

ALONG THE DIVIDING LINE BETWEEN LOT 3.01 AND LOT 3.02, BLOCK 14-01, THE FOLLOWING TWO (2) COURSES:

5. SOUTH 52 DEGREES – 19 MINUTES – 40 SECONDS WEST, A DISTANCE OF 1,206.99 FEET TO AN IRON BAR WITH CAP SET, THENCE;

6. NORTH 74 DEGREES – 13 MINUTES – 58 SECONDS WEST, A DISTANCE OF 524.48 FEET TO A POINT,

THENCE;

7. ALONG THE DIVIDING LINE BETWEEN LOT 3.01 AND LOT 1.03, BLOCK 1401, DUE NORTH, A DISTANCE OF 668. 77 FEET TO THE POINT AND PLACE OF BEGINNING.

CONTAINING 796,616 SQUARE FEET OR 18.288 ACRES.

Parcel II

TOGETHER WITH THE RIGHTS UNDER THE EASEMENTS CONTAINED IN DEED BOOK Q-65, PAGE 241 AND DEED BOOK K-70, PAGE 332.

Parcel III

TOGETHER WITH THE RIGHTS TO A CERTAIN ACCESS EASEMENT TO PARK AVENUE AND RIDGEDALE AVENUE AS SET FORTH IN DEED BOOK 4994 PAGE 328.

Parcel IV

TOGETHER WITH AND SUBJECT TO THOSE BENEFICIAL RIGHTS AS SET FORTH IN DECLARATION OF RECIPROCAL EASEMENTS AS SET FORTH IN DEED BOOK 4674 PAGE 169, AMENDED BY AMENDMENT TO DECLARATION OF RECIPROCAL EASEMENTS BY AND BETWEEN EXXON MOBIL FOUNDATION; ROCK-FLORHAM, LLC AND ROCK-FLORHAM SPE, LLC, DATED OCTOBER 9, 2002 RECORDED OCTOBER 21, 2002 IN THE OFFICE OF THE CLERK/REGISTER OF MORRIS COUNTY IN DEED BOOK 5723 PAGE l24, AND FURTHER AMENDED IN AMENDMENT AND RESTATED DECLARATION OF RECIPROCAL EASEMENTS IN BOOK 21605, PAGE 815.

BEING ALSO KNOWN AS (RFPORTED FOR INFORMATIONAL PURPOSES ONLY):

LOT 3 IN BLOCK 1401 ON THE OFFICIAL TAX MAP OF THE BOROUGH OF FLORHAM PARK.

EXHIBIT B

DEMISED PREMISES

B-1

INTERCHANGE ACCESS
ROAD FOR ROUTE 24
175 PARK AVENUE
CONTROL POINT
JAMES C. WEED

B-2

EXHIBIT C

LANDLORD’S WORK

Landlord shall use commercially reasonable efforts to complete the exterior improvements to façade and landscaping in progress as of the Date (collectively, the “Landlord’s Work”) as shown more particularly on Exhibit C-1 on or before the later to occur of (i) December 31, 2019 and (ii) Tenant’s occupancy of the Demised Premises for the Permitted Use (the “Landlord’s Work Deadline”). If Landlord fails to complete Landlord’s Work by the sixtieth (60th) day after Landlord’s Work Deadline, Tenant shall have the right to complete it at Landlord’s sole cost and expense. If Landlord fails to pay such amounts within thirty (30) days after receipt of an invoice therefor, and thereafter, within an additional five (5) Business Days after receipt of a second demand notice from Tenant, Tenant shall have the right to offset such amounts against upcoming payments of Fixed Rent, accruing interest at the Default Rate.

Exhibit C-1

Façade and Landscaping Plans

PRELIMINARY AND FINAL MINOR SITE PLAN

170 PARK AVENUE

LOT 3.01, BLOCK 1401

BOROUGH OF FLORHAM PARK, COUNTY OF MORRIS, NEW JERSEY 07932

ABBREVIATIONS

LOCATION MAPS

C-4
POD-N
R-44
POD-S
C-1
R-15
OSM

KEY MAP

C-4
POD-N
OSM
R-44
POD-S
C-1
R-15
P&B-2

AREA MAP

PROJECT CONTACTS

GENERAL NOTES

200' PROPERTY OWNER LIST

SHEET INDEX

AGENCY CONTACTS

CERTIFICATIONS

DRESDNER ROBIN

LSREF4 TURTLE, LLC

COVER SHEET

170 PARK AVENUE

GRANT B. LEWIS

G-001

IMPERVIOUS COVERAGE SUMMARY
LIMIT OF DISTURBANCE TABLE
REFERENCES

DRESDNER ROBIN

LSREF4 TURTLE, LLC

PROJECT AREA AND SUPPLEMENTAL TOPOGRAPHY PLAN

170 PARK AVENUE

GREG S. GLOOR

GRANT S. LEWIS

C-300

PARK AVENUE

NORTH WALKWAY SITE PLAN

EAST PARKING AREA SITE PLAN

SOUTH PATIO SITE PLAN

NOTES:

REFERENCES:

DRESDNER
ROBIN

SITE PLAN

170 PARK AVENUE

GRANT S. LEWIS

C-301

PARK AVENUE

NORTH WALKWAY GRADING-DRAINAGE-UTILITY PLAN

EAST PARKING AREA GRADING-DRAINAGE-UTILITY PLAN

SOUTH PATIO GRADING-DRAINAGE-UTILITY PLAN

NOTES:

REFERENCES:

DRESDNER ROBIN

LSREIN TURTLE, LLC

GRADING, DRAINAGE AND UTILITY PLAN

170 PARK AVENUE

GRANT B. LEWIS

C-401

DRESDNER
ROBIN

LSREF4 TURTLE, LLC

SOIL EROSION & SEDIMENT CONTROL DETAILS

170 PARK AVENUE

GRANT B. LEWIS

C-802

DRESDNER
ROBIN

LSREF4 TURTLE, LLC

CONSTRUCTION DETAILS

170 PARK AVENUE

GRANT B. LEWIS

C-901

Exhibit C-2

Tenant’s Estimated Construction Scope

170 Park Ave Construction Approach February 6, 2019

First 9 months

Concentrate on manufacturing and science

Control Budget/Spending

Consolidate sites

Construction (67% of the buildings total square footage)

Restrict build out areas to the 1st and 3rd floors

3rd floor

GMP manufacturing (33% of the cost)

GTP manufacturing

Quality Control labs

Process and Development labs (30% of the cost)

Research and Development labs

Miscellaneous support areas

1st floor

Cyro storage area

Warehouse (raw material, quarantined material and finish goods)

Gas cylinder storage

-20 deg storage

-80 deg storage

2 to 8 deg storage (37% of cost)

Shipping and receiving

Life Bank cyro storage

Maintenance area

Offices

Work stations

Conference rooms

Mini café

10 to 24 months

Area expansions

Fit out of the 2nd floor

C-1

Amenity upgrades

3rd floor

Core area upgrades

2nd floor

Manufacturing and lab expansion

Office/workstation area expansion

Fitness center

Mini café upgrade

Core area upgrades

1st floor

Core area upgrades

Elevator upgrades

Possible new entrance/exit near loading dock for finished goods

C-2

EXHIBIT D

INTENTIONALLY OMITTED

D-1

EXHIBIT E

BUILDING WORK RULES

These Building Work Rules are access and construction rules to be followed by contractors, designers and vendors who require access to the Building or who will be designing or installing work in the Building. To the extent of any conflict between this Exhibit E and the body of the Lease, the body of the Lease shall control.

Any references to Building Management or Building Owner shall mean Landlord.

Contractor means general contractor and/or its subcontractors and suppliers doing construction or related work in the Building either directly for Landlord or Tenant.

Design/Preconstruction/General Construction Rules

1.	All space plans, final drawings and engineering or design/build drawings must be approved in accordance with the Lease.

2.	Architectural, mechanical, plumbing, sprinkler and electrical as-built drawings must be forwarded to the Building Owner at the completion of the project. As-builts shall be accompanied by an air balance report, confirming the HVAC system balanced within 10% of design criteria, a copy of the re-labeled electrical panel schedule and all other record documents required by the Lease.

3.	Existing as-builts, backgrounds or suite documentation issued by the Building Owner are intended to assist only and are not to be solely relied on without verification by the contractor, consultant or vendor. Architects must field verify.

4.	[Intentionally Omitted].

5.	All activities and changes that may result in a cost to Building Owner must be approved in writing by Building Owner prior to the cost being incurred. Claims for additional costs for activities or changes not previously approved by Building Owner will be disqualified and rejected without payment.

6.	The Contractor shall be held responsible for its subcontractors’ actions in all cases. At all times, the General Contractor must be on site when subcontractors are working in the building.

7.	[Intentionally Omitted].

8.	[Intentionally Omitted].

9.	[Intentionally Omitted].

10.	A copy of the construction permit and the construction schedule shall be submitted to the Building Owner prior to construction and a list of subcontractors shall be provided promptly thereafter. The permit set of drawings will be delivered to the Building Owner at the completion of the job. A copy of the tenant’s permanent or temporary Certificate of Occupancy shall be sent to the Building Owner’s attention at job conclusion.

11.	A certificate of insurance showing general liability and workman’s compensation for the General Contractor, listing

LSREF4 Turtle, LLC

Transwestern

Hudson Americas L.P.

and their respective partners, agents and employees

as additional insureds, and having coverage as set forth in the contract, shall be delivered to the Building Owner prior to commencement of work.

12.	The Contractor will submit to Building Owner an executed damage report prior to construction commencement in the event damage occurs during construction, the Contractor, as directed by Building Owner/Chief Engineer, will repair any damage caused to the Building by the Contractor, including but not limited to the doors and freight elevators. The Owner reserves the right to remedy the defects at the Contractors expense if the work is not acceptably corrected promptly after written notification.

13.	[Intentionally Omitted].

14.	[Intentionally Omitted].

15.	When welding or burning is allowed, it shall comply with all applicable codes. All necessary permits must be obtained, and a fire extinguisher must be provided with 75 feet of welding or burning that is allowed. It shall comply with all applicable codes.

16.	All lock changes shall require prior written notification by the Contractor to Building Management and must comply with established building standard specifications. (See Chief Engineer for lockset specifications).

●	All locks must be keyed to the building master.

17.	The Contractor shall submit a project schedule to Building Owner.

18.	[Intentionally Omitted].

19.	The following additional rules apply to all contractors and subcontractors:

●	All contractors are required to sign in to a log book each day prior to work commencing.

●	NO SMOKING.

●	No eating or coffee breaks allowed in public areas or occupied tenant space, or outside the building’s main entrance. The only approved area for eating or coffee breaks is within the contracted work area (if not occupied) or space designated by the Building Owner.

●	No congregating in public areas within the building or the building’s premises. Meetings, lunches and breaks are to be within the contracted work areas.

●	Serious offenses which will result in immediate dismissal of the offending individuals from the premises or include:

o	Possessing or consuming drugs or illegal substances while on the property.

o	Violating Local, State or Federal Statutes or Regulations while on the property.

o	Physically or verbally abusing/harassing any individual who works in or visits the building.

o	Duplicating of keys, disabling of locking mechanisms or illegal entrance into any restricted space within the property.

o	Use of foul or vulgar language.

20.	All new, existing and relocated equipment and devices shall be easily accessible (i.e., not blocked by new or existing construction) unless such blockage or obstruction is shown in Tenant’s Plans.

●	There must be no obstructions of any sort blocking access to VAV Controls.

●	Doors must be able to swing at least 90 degrees.

21.	The Contractor shall notify the Building Owner/Chief Engineer at least 48 hours in advance of completion of construction. A walk-through and unified punch list shall be created on each project before final payment will be considered.

●	A pre-ceiling close-in inspection is also required.

22.	No contractor shall lay wiring on ceiling grid. All wiring, including communications, shall be strapped or wire tied to the deck above in compliance with the applicable code. Under no circumstance may wire be strapped to sprinkler piping.

23.	No wiring of any kind shall penetrate fire dampers in demising partitions.

24.	No improvements will be accepted that would alter the Building’s appearance from the exterior, except to the extent identified in Tenant’s Plans.

25.	All floor slabs must be X-Rayed prior to core drilling and all core drilling locations must be approved by Building Engineer.

26.	[Intentionally Omitted].

27.	[Intentionally Omitted].

28.	[Intentionally Omitted].

29.	No odor causing or construction activities that hinder or impede building operations are allowed. Landlord reserves the right to constitute the definition of an offending odor and/or construction activity which may impede building or tenant operations and/or the quiet enjoyment of existing tenants. If a construction activity is ceased due to violation of this, any overtime costs incurred will solely be the responsibility of the Contractor and/or tenant, and not that of the building owner or the managing agent. It is the responsibility of the Contractor to control all noise during the project.

30.	The Contractor shall notify the Building Owner 48 hours prior to commencing any work which may cause objectionable noise or odors. To reduce the quantity of indoor air contaminants that are odorous or potentially irritating to provide installer and occupant health and comfort:

●	Paints and coatings must meet or exceed the VOC and chemical component limits of Green Seal requirements

●	Carpet systems must meet or exceed the Carpet and Rug Institute Green Label Indoor Air Quality Test Program

●	Composite wood and agrifiber products must contain no added urea-formaldehyde resins

31.	[Intentionally Omitted].

32.	[Intentionally Omitted].

33.	[Intentionally Omitted].

34.	[Intentionally Omitted].

35.	Contractor agrees to protect all elevator door jams.

36.	Construction materials and equipment shall not be staged or stored in any area outside of the Building without prior written approval of the Building Owner.

37.	The Contractor must clean existing restrooms/janitor’s closets as part of the final clean up.

38.	The Contractor shall be responsible for the following expenses:

●	[Intentionally Omitted].

●	[Intentionally Omitted].

●	Extended engineering services as may be required to perform work.

●	Protection and restoration of all finished surfaces to remain (i.e. carpet, glass, aluminum, ceilings, wall covering, paint, hardware, stairwells, elevator interior, etc.)

39.	[Intentionally Omitted].

40.	The location of all thermostats shall be as indicated on Tenant’s Plans.

41.	The Contractor shall verify furniture plans and be responsible for mounting thermostats away from file cabinets, shelves, etc. to allow good airflow.

42.	Any electrical closet left open with the panel exposed, must have qualified Contractor personnel present at all times.

43.	All Contractor activities must be conducted in a professional manner

44.	NOISE: Construction outside of the Building is prohibited on Sundays, New Year Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day, and Christmas Day.

Cleaning Rules

1.	[Intentionally Omitted].

2.	[Intentionally Omitted].

3.	The Building Owner/Chief Engineer assumes no responsibility for the Contractor’s trash containers. Trash shall be contained within the Contractor’s trash containers which should be emptied on a regular basis and never allowed to overflow or otherwise remain outside of the required container.

4.	All suites that contractors work in shall have construction dirt, dust and debris removed prior to completion inspection. This final cleaning includes cleaning of all carpet, windowsills, inside of perimeter windows, light diffusers, HVAC grilles, cabinets, sinks, etc.

5.	Protection and cleanup of existing finishes in common areas, in restrooms used by contractors and in the freight elevators shall be performed by the Contractor to the satisfaction of the Building Owner. The Contractor shall provide adequate matting/protection for all Building finishes. Walk off mats shall also be provided and cleaned periodically by the Contractor. Methods and times of protection shall be submitted in writing to the Building Owner for approval.

6.	The cleanup of construction tools and equipment will be confined only to the janitor closet. All janitorial, electrical and telephone closets utilized by construction should be cleaned and free from construction debris after the construction is complete. No paints, joint compounds, grout, floor adhesives, thinners, or hazardous material will be poured down the drain or stored in the space either during or after construction. These should be disposed of in a proper container.

●	If Contractor needs to find a proper container to dispose of above substances, he shall contact the Building Engineer or Building Owner.

7.	The Contractor shall protect drains to prevent clogging and shall clear all drains which have become clogged during construction.

8.	The Contractor must leave the constructed space completely clean, including but not limited to the cleaning of the inside of all exterior windows and sills, all interior windows and sill, all light fixture lenses, all HVAC grills, cabinets and sinks. The Contractor must also vacuum the floor, including edge vacuuming, as a part of its work.

9.	Food and related such debris shall not be left in the suite under construction or anywhere else in the Building at any time.

10.	[Intentionally Omitted].

11.	Contractor agrees to clean any and all unoccupied space during construction.

HVAC Rules

1.	[Intentionally Omitted].

2.	Contractor shall develop and implement an Indoor Air Quality Management Plan for the occupancy phases of the building as follows:

●	Protect stored on-site or installed absorptive materials from moisture damage

●	Protect existing VAV boxes with filtration media.

●	Replace filtration media immediately prior to occupancy. When possible, conduct a minimum 2-week flush out with new filtration media with 100% outside air after construction ends and prior to occupancy of the affected space.

3.	The Contractor shall observe the following procedures:

●	[Intentionally Omitted].

●	[Intentionally Omitted].

●	Any equipment placed on the roof must be indicated as such on Tenant’s Plans.

●	Contractors are not to sit or stand on building equipment.

●	Contractors shall cover the main HVAC return with filter material.

●	A preliminary inspection of the HVAC work in progress shall be scheduled through the Building Owner/Chief Engineer prior to the installation or re-installation of the ceiling grid.

●	A second inspection of the HVAC work in progress shall be scheduled through the Building Owner/Chief Engineer and shall take place with the attendance of the HVAC contractor’s air balance engineer and the Chief Engineer. This inspection shall take place when the suite in question is ready to be air-balanced. All diffusers will be balanced within 10% of design criteria.

●	The Chief Engineer will inspect the construction on a periodic basis.

●	[Intentionally Omitted].

4.	Supply/return air shall be balanced by the Contractor and shall not affect entry or interior door operation.

Electrical Rules

1.	[Intentionally Omitted].

2.	Electrical panel schedules must be completely replaced and dated, identifying all new circuits. All new panel schedules shall be typewritten and a final copy provided to the Building Manager/Chief Engineer.

3.	All electrical outlets and lighting circuits shall be property identified. Outlets shall be labeled on the backside of the cover plate with a label maker.

4.	[Intentionally Omitted].

Fire & Life Safety Rules

1.	The Contractor is responsible for ensuring job site safety. This includes safety for the work force as well as anyone entering the construction area. The Contractor shall provide protection and barricades as required to ensure personnel safety and shall strictly comply with OSHA at a minimum.

2.	All Building Fire/Life Safety System work, including demolition, smoke detectors, fire pull stations and fire panel tie-ins must be completed by Hiller Fire Systems. All work must be monitored by the Building Engineer. Prior to occupancy the Contractor will demonstrate to the Building Owner/Chief Engineer’s satisfaction that the Fire/Life Safety Systems are functioning properly.

●	[Intentionally Omitted].

●	All Smoke Detectors must be covered and protected prior to work. Failure to do so will result in Contractor having the smokeheads professionally cleaned at Contractor expense.

3.	[Intentionally Omitted].

EXHIBIT F

SAMPLE FORM OF LETTER OF CREDIT

(ISSUE DATE)

Irrevocable Standby Letter of Credit Number: _________________

BENEFICIARY:

LSREF4 TURTLE, LLC

2711 N. HASKELL AVENUE, SUITE 1700

DALLAS, TX 75204

APPLICANT:

CELULARITY INC.

33 TECHNOLOGY DRIVE

WARREN, NJ 07059

AMOUNT:

USD [_______________________]

(U.S.DOLLARS [_______________________] AND 00/100 ONLY)

EXPIRY DATE AND PLACE: ONE (1) YEAR FROM LC ISSUE DATE AT

CITY NATIONAL BANK

INTERNATIONAL DEPARTMENT

350 S. GRAND AVENUE, MAIL CODE 944-01

LOS ANGELES, CA 90071

LADIES/GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN FAVOR OF LSREF4 TURTLE, LLC (“BENEFICIARY”) FOR ACCOUNT OF CELULARITY INC., (“APPLICANT”) AVAILABLE BY PAYMENT OF YOUR DRAFT(S) AT SIGHT IN THE FORM ATTACHED HERETO AS EXHIBIT A WITH APPROPRIATE INSERTIONS AND ACCOMPANIED BY DOCUMENTS AS SPECIFIED BELOW:

1. THIS ORIGINAL STANDBY LETTER OF CREDIT, AND AMENDMENT(S), IF ANY.

2. BENEFICIARY’S SIGNED AND DATED STATEMENT WORDED AS FOLLOWS:

“THE UNDERSIGNED, AN AUTHORIZED SIGNER FOR LSREF4 TURTLE, LLC (‘BENEFICIARY’), CERTIFIES THAT THE AMOUNT OF THE ATTACHED DRAFT REPRESENTS FUNDS DUE AND PAYABLE TO BENEFICIARY PURSUANT TO THAT CERTAIN LEASE AGREEMENT BY AND BETWEEN LSREF4 TURTLE, LLC, AS LANDLORD, AND CELULARITY INC., AS TENANT, DATED (INSERT DATE OF LEASE). BENEFICIARY FURTHER CERTIFIES THAT AN EVENT OF DEFAULT UNDER THE TERMS, PROVISIONS AND CONDITIONS OF THE LEASE HAS OCCURRED AND HAS NOT BEEN CORRECTED BEYOND ANY PERIODS OF NOTICE AND GRACE. THEREFORE, WE ARE DRAWING THE AMOUNT OF (INSERT AMOUNT OF DRAFT) UNDER CITY NATIONAL BANK LETTER OF CREDIT NUMBER (LC NUMBER).”

OR,

“THE UNDERSIGNED, AN AUTHORIZED SIGNER FOR LSREF4 TURTLE, LLC, CERTIFIES THAT WE ARE IN RECEIPT OF A WRITTEN NOTICE FROM CITY NATIONAL BANK OF ITS ELECTION NOT TO EXTEND THE FOLLOWING REFERENCED LETTER OF CREDIT FOR AN ADDITIONAL PERIOD OF ONE YEAR, AND AS OF THE DATE OF THIS DRAWING, WE HAVE NOT RECEIVED AN ACCEPTABLE REPLACEMENT LETTER OF CREDIT FROM CELULARITY INC. THEREFORE, PURSUANT TO THE LEASE, WE ARE DRAWING THE AMOUNT OF (INSERT AMOUNT OF DRAFT) UNDER CITY NATIONAL BANK LETTER OF CREDIT NUMBER (LC NUMBER).”

SPECIAL CONDITIONS:

1. PARTIAL DRAWINGS ARE ALLOWED.

2. MULTIPLE DRAWINGS ARE ALLOWED.

3. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR AN ADDITIONAL PERIOD OF ONE (1) YEAR FROM THE EXPIRY DATE HEREOF OR ANY FUTURE EXPIRY DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY EXPIRATION DATE, WE SEND NOTICE TO THE BENEFICIARY BY OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. HOWEVER, IN THE EVENT SUCH NOTICE IS GIVEN, YOU MAY DRAW THE THEN FULL AVAILABLE AMOUNT OF THIS LETTER OF CREDIT IN ACCORDANCE WITH THE TERMS HEREIN.

4. THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY. TRANSFER OF THIS LETTER OF CREDIT IS SUBJECT TO CITY NATIONAL BANK’S RECEIPT OF FULLY COMPLETED BENEFICIARY’S INSTRUCTIONS IN THE FORM ATTACHED HERETO AS EXHIBIT B, ACCOMPANIED BY THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY. SUCH TRANSFER REQUEST BY THE BENEFICIARY SHALL BE EFFECTIVE BY CITY NATIONAL BANK’S ENDORSEMENT OF THE TRANSFER ON THE ORIGINAL LETTER OF CREDIT AND ITS DELIVERY BY US TO THE TRANSFEREE. TRANSFER FEES ARE FOR ACCOUNT OF THE APPLICANT.

WE SHALL HOUNOUR YOUR SIGHT DRAFT(S) WIHTOUT INQUIRING WHETHER YOU HAVE THE RIGHT AS BETWEEN YOU AND THE APPLICANT TO MAKE SUCH DEMAND AND WITHOUT ACKNOWLEDGING ANY CLAIM OR INSTRUCTIONS OF THE APPLICANT.

ALL BANKING CHARGES ARE FOR THE APPLICANT’S ACCOUNT.

THE AMOUNT AND DATE OF PRESENTATION OF ANY DRAFT DRAWN AND PRESENTED PURSUANT TO THE TERMS OF THIS LETTER OF CREDIT SHALL BE NOTED ON THIS ORIGINAL LETTER OF CREDIT. AFTER MAKING SUCH NOTATION, WE SHALL RETURN THIS ORIGINAL LETTER OF CREDIT TO YOU, UNLESS SUCH DRAFT PRESENTED AND PAID SHALL EXHAUST THIS CREDIT, IN WHICH CASE THIS LETTER OF CREDIT SHALL BE RETAINED BY
US.

WE HEREBY ENGAGE WITH YOU THAT ALL SIGHT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED IF PRESENTED FOR PAYMENT AT THE OFFICE OF CITY NATIONAL BANK, INTERNATIONAL DEPARTMENT, 350 S. GRAND AVENUE, MAIL CODE 944-01, LOS ANGELES, CALIFORNIA 90071 ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

UPON OUR RECEIPT OF A FULLY COMPLETED “LETTER OF INDEMNITY” FORM AS PER EXHIBIT C OF CITY NATIONAL BANK FOR LOST LETTER OF CREDIT, WITH THE ORIGINAL SIGNATURE OF THE BENEFICIARY AND OUR “REPLACEMENT FOR LOST LETTER OF CREDIT” FEE OF USD 150.00 PLUS USD 35.00 COURIER FEE, WE SHALL ISSUE AND SEND TO THE BENEFICIARY A DUPLICATE ORIGINAL LETTER OF CREDIT/AMENDMENT(S) TO BE USED WHEN THE ORIGNAL LETTER OF CREDIT IS REQUIRED.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS LETTER OF CREDIT IS ISSUED SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998 (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS LETTER OF CREDIT, KINDLY DIRECT YOUR COMMUNICATION TO THE ATTENTION OF OUR STANDBY LETTER OF CREDIT DEPARTMENT AT THE ABOVE ADDRESS OR PHONE (213) 673-8640, MAKING SPECIFIC REFERENCE TO OUR LETTER OF CREDIT NUMBER (LC NUMBER).

City National Bank

THIS EXHIBIT A IS AN INTEGRAL PART OF IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ____________

SIGHT DRAFT

DATE:____________

TO: CITY NATIONAL BANK

350 S. GRAND AVENUE, MAIL CODE 944-01

LOS ANGELES, CALIFORNIA 90071

ATTN: INTERNATIONAL DEPARTMENT

AT SIGHT, PAY TO THE ORDER OF:

________________________________________________

THE SUM OF ________________________________________________ U.S. DOLLARS

(USD__________________)

DRAWN UNDER IRREVOCABLE STANDBY LETTER OF CREDIT NO. (LC NUMBER) OF CITY NATIONAL BANK, LOS ANGELES, CALIFORNIA.

(INSERT NAME OF BENEFICIARY)

BY:
(SIGNATURE)

NAME:
(PRINTED NAME)

TITLE:

EXHIBIT B

THIS EXHIBIT IS AN INTEGRAL PART OF CITY NATIONAL BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

TRANSFER INSTRUCTIONS FORM

DATE

TO:

City National Bank

International Department

350 S. Grand Avenue, Mail Code 944-01

Los Angeles, California 90071

RE: City National Bank Letter of Credit No.

Dated

Ladies/Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address of Transferee)

all rights of the undersigned beneficiary to draw under the above-referenced Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The original of the Letter of Credit is returned herewith together with any and all amendments, and we ask you to endorse the transfer on the reverse of the Letter of Credit, and forward it direct to the transferee with your customary notice of transfer.

Beneficiary name:	Signature Guaranteed The beneficiary’s signature with title conforms with that on file with us and as such is authorized for the execution of this document.
Authorized Signature:	Name of Bank:
Name of signer:	Authorized Signature:
Title of signer:	Name of signer:
Title of signer:
Telephone number:

EXHIBIT C

(BENEFICIARY’S LETTERHEAD)

Date:

To:	City National Bank

International Department

350 S. Grand Avenue, Mail Code 944-01

Los Angeles, CA 90071

Subject: Letter of Indemnity for lost original Standby Letter of Credit No.

Applicant:

Amount:

Ladies/Gentlemen:

We understand that the original of the above referenced Standby Letter of Credit number has been lost and further certify that there has been no transfer or assignment of proceeds of this Standby Letter of Credit.

We request you to issue a Duplicate Original of the above-mentioned Standby Letter of Credit and have it issued to ________, as beneficiary, and agree to indemnify you and hold you harmless from and against any and all losses, costs, liabilities, fees (including but not limited to legal fees), charges or expenses which are incurred by you, either directly or indirectly, resulting from your issuing a Duplicate Original of the above-mentioned Letter of Credit to the aforementioned new beneficiary.

Enclosed is our cashier’s check for $ ______ in payment of your amendment, replacement & courier fee.

The Officer(s) signing here-in-below on behalf of ________ (as beneficiary) has (have) the corporate authority and power to enter into this indemnification and is (are) authorized to execute this document.

Sincerely,
(Beneficiary)

Authorized Signature

Printed Name: ________________ Title: _______________ Telephone:

Signature verified by:
(Beneficiary’s Bank)
(Bank’s address)

(Officer’s Name, Title, Telephone and Signature)
OR,
Duly Notarized

EXHIBIT G

SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of ________________ ____, 2019, between CELULARITY INC., an Delaware corporation (“Tenant”), LSREF4 TURTLE, LLC, a Delaware limited liability company (“Landlord” or “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF HOLDERS OF LONE STAR PORTFOLIO TRUST 2015-LSP, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-LSP, its successors and/or assigns (hereinafter “Lender”).

Recitals of Fact

A. Tenant is the tenant under a lease dated _______________(the “Lease”) by and between Tenant, as lessee, and Landlord, as lessor, for certain premises more particularly described in the Lease (the “Premises”) located on the property legally described on Exhibit “A” (the “Property”).

B. Lender is the owner and holder of a loan made by JP Morgan Chase Bank, National Association and Column Financial, Inc. (the “Loan”) to Borrower, which is evidenced by a Promissory Note (the “Note”) from Borrower to Lender and secured in part by a first deed of trust, mortgage, or deed to secure debt (which is herein called the “Security Instrument”). The Security Instrument, the Note and all other documents and instruments evidencing and/or securing the Note or now or hereafter executed by Borrower or others in connection with or related to the Loan including any assignments of leases and rents, other assignments, security agreements, financing statements, guarantys, indemnity agreements (including environmental indemnity agreements), letters of credit, or escrow/holdback arrangements, together with all amendments, modifications, substitutions or replacements thereof, are sometimes herein collectively referred to as the “Loan Documents”.

C. Lender, Landlord and Tenant desire to enter into this Agreement to establish certain rights, safeguards and obligations with respect to their interests and provide further for various contingencies as hereinafter set forth.

Agreement

In consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree and covenant as follows:

1. Warranties and Representations. Tenant represents and warrants to Lender that (a) the Lease is in full force and effect, (b) Tenant is not in default thereunder, past any permitted grace or cure period in the Lease, (c) to Tenant’s actual knowledge, Landlord is not in default thereunder, past any permitted grace or cure period in the Lease, and (d) Tenant has not previously subordinated the Lease to any other security instrument or lien on the Property that is still effective.

2. Subordination. Subject to the terms and conditions hereof, Tenant hereby subordinates its interest in the Lease and all of its right, title and interest in and to the leasehold estate created thereby, to the lien created by the Security Instrument and the other Loan Documents and to all present or future advances under the obligations secured thereby, provided that, as between the Landlord and Tenant, nothing contained in this Agreement shall be deemed to affect the obligations of the Landlord or Tenant under the Lease, and any renewal, or extension of the Lease shall be subject to and entitled to the benefits of this Agreement. The interests subordinated hereby include without limitation any and all provisions of the Lease, including any extension or renewal rights, options to purchase, rights of first refusal, and other such rights.

3. Non-Disturbance. Notwithstanding the subordination agreement contained above, Lender agrees that, so long as (i) the Lease remains in full force and effect including the duration of any properly exercised extension or renewal provisions therein), (ii) Tenant is not in default under the terms of the Lease, beyond any cure period provided therein, and (iii) Tenant is not in default under this Agreement beyond all applicable notice and cure periods, then:

(a) Lender shall not diminish or interfere with Tenant’s possession of the Premises, and Tenant’s rights and privileges under the Lease shall not be diminished or be the subject of any interference by Lender; and

(b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would terminate or extinguish the Lease or Tenant’s leasehold interest in and estate under the Lease.

Notwithstanding the foregoing provisions, Lender may name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument if under the laws of the State where the Property is located it is procedurally necessary or desirable to do so, but in such event Lender shall in no way diminish or otherwise affect the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

4. Attornment; Payment of Rent to Lender in Event of Default. Tenant agrees that in the event Borrower is in default under the Security Instrument or any other Loan Documents, and after Lender gives notice to Tenant (in the manner hereinafter provided) respecting such default informing Tenant that Lender has foreclosed on Borrower’s interest in the Lease, then Tenant shall be deemed to have attorned to Lender as its new landlord under the Lease, and Tenant shall thereafter pay directly to Lender all rentals and all other payments to be made by Tenant under the Lease. Such payments will be made regardless of any right or setoff, counterclaim or other defense which Tenant may have against Landlord, whether as tenant under the Lease or otherwise. No proof of default shall be required. Tenant is hereby irrevocably authorized by Borrower to rely upon and comply with any notice or demand by the Lender for the payment to the Lender of any rental or other amounts which may be or become due under the Lease, or for the performance of any obligations under the Lease. Borrower irrevocably agrees that Tenant shall not be liable to Borrower or any person claiming under Borrower, for making any payment or rendering any performance to Lender. Tenant shall have no obligation or right to inquire whether any default has actually occurred or is then existing. By its execution of this Agreement, Borrower irrevocably makes and delivers the above instructions.

5. Attornment to Subsequent Owners.

(a) If Lender or its nominee or designee succeeds to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed in lieu of foreclosure or otherwise (a “Succession”), or if another person or entity purchases the Property upon or following designee, or such purchaser (hereinafter collectively the “New Landlord”), Tenant shall attorn to and recognize the New Landlord as Tenant’s landlord under the Lease subject to the terms hereof and shall promptly execute and deliver any instrument that the New Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as a direct lease between the New Landlord and Tenant upon all terms, conditions, and covenants as are set forth in the Lease.

(b) Notwithstanding the foregoing subsection, in such event the New Landlord shall not in any event be liable for any of the following:

(i) any previous act or omission of Landlord or any prior landlord under the Lease occurring prior to New Landlord obtaining possession or title to the Property, unless such act or omission gives rise to a Continuing Default (as defined below);

(ii) Except for the Landlord’s Allowance Offset Right (as defined below), any setoff, defense or counterclaim which has previously accrued to Tenant against Landlord, which arises prior to the date New Landlord obtains possession or title to the property;

(iii) the performance or observance of any amendment or modification to the Lease made without the written consent of Lender if such consent was required under the terms of the Loan Documents, except for any amendment or modification to the Lease made in connection with the exercise of any right of Tenant under the Lease;

(iv) any prepayment of rent or additional rent for more than one (1) month which Tenant might have paid to Landlord, unless previously approved in writing by Lender; or

(v) the return of any security deposit made under the Lease, unless the security deposit has been paid to New Landlord, provided that if the security deposit is in the form of a letter of credit and is either un-assignable or is not duly assigned and delivered to New Landlord following such Succession, Landlord and Lender acknowledge and agree that Tenant may cancel the existing letter of credit and cause a new letter of credit that meets the requirements in the Lease for a Security Deposit (as defined in the Lease), to be issued to New Landlord in satisfaction of Tenant’s obligation to provide a security deposit.

A “Continuing Default” means a non-monetary default by Landlord under the Lease (including, any general repair and/or maintenance default under the Lease with respect to the Demised Premises by any prior landlord under the Lease (including Landlord) that (i) is not personal to Landlord, (ii) began prior to Succession, (iii) is ongoing and continuing following Succession, (iv) is reasonably susceptible to being cured by Lender or the Transferee, and (v) Tenant provided Lender with notice as required hereunder prior to Succession, but specifically excluding any construction obligations of Landlord or any prior landlord under the Lease. Lender or the Transferee shall only have liability for actual damages (not consequential or special damages) that arise after Succession as a result of its failure to cure a Continuing Default.

“Landlord’s Allowance Offset Right” means, notwithstanding anything in the Lease to the contrary, that after Succession, Landlord shall have no obligation to pay/reimburse the Landlord Allowance; however, Tenant shall have the right (after providing all notices and deliverables to Landlord that are required by the Lease) to offset the Fixed Rent due under the Lease by the amount of any unpaid Landlord’s Allowance. For the avoidance of doubt, the intent of the parties with respect to the Landlord’s Allowance Offset Right is that after Succession the failure by Landlord to pay/reimburse the Landlord’s Allowance shall not constitute a default under the Lease but shall entitle Tenant to the offset right contemplated under Section 3.01(g) of the Lease; provided, however, Tenant shall have no right to compound interest on any Landlord’s Allowance subject to offset after Succession.

6. Lease Modifications. Tenant agrees that, without the prior written consent of Lender, Tenant shall not: (a) materially amend or modify, terminate or cancel the Lease or any extensions or renewals thereof (provided that Tenant’s exercise of rights under the Lease in accordance with the terms thereof, including without limitation, rights to renew, alter, or assign, sublet shall not require the prior written consent of Lender); (b) make any prepayments of any rent or additional rent in excess of one (1) month; or (c) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument.

7. Notice of Default; Opportunity to Cure. Tenant agrees that prior to exercising any of its rights and remedies under the Lease in the event of any default by Landlord thereunder, including any rights of termination, offset, defense or self-help provisions contained in the Lease, Tenant shall give written notice to Lender of the occurrence of default by Landlord and Landlord’s failure to cure such default pursuant to the terms of the Lease, specifying, with reasonable clarity, the events constituting such default. In the event of a monetary default, Tenant shall give Lender ten (10) calendar days after the date of receipt of such notice to cure such monetary default. In the event of a non-monetary default, Tenant shall give Lender a cure period equal to the longer of (i) 30 days after the cure period provided to Landlord under the Lease; (ii) 30 days after Lender’s receipt of Tenant’s notice to Lender of a Landlord default, or (iii) if the cure of such default requires possession of the Property, 30 days after Lender has obtained possession of the Property; provided that in each case, if such default cannot reasonably be cured within such cure period and Lender has diligently commenced to cure such default within the time contemplated by this Section 7, such cure period shall be extended for so long as necessary for Lender, in the exercise of due diligence, to cure such default. Tenant acknowledges that Lender is not obligated to cure any Landlord default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default. Performance rendered by Lender on Landlord’s behalf is without prejudice to Lender’s rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Lender in connection with the Loan.

8. Notices. Any notice required or permitted to be given hereunder must be in writing and given (a) by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; (b) by delivering the same in person to such party; (c) by transmitting a facsimile copy to the correct facsimile phone number of the intended recipient; or (d) by depositing the same into the custody of a nationally recognized overnight delivery service addressed to the party to be notified. In the event of mailing, notices shall be deemed effective three (3) business days after posting; in the event of overnight delivery, notices shall be deemed effective on the next business day following deposit with the delivery service; in the event of personal service or facsimile transmissions, notices shall be deemed effective when delivered. For purposes of notice, the addresses of the parties shall be as follows:

If to Lender, to:	Wells Fargo Bank, National Association, as Trustee for the benefit of Holders of Lone Star Portfolio Trust 2015-LSP, Commercial Mortgage Pass-Through Certificates, Series 2015-LSP
c/o KeyBank National Association
11501 Outlook St., Ste 300
Overland Park, KS 66211
(816)221-8848 (facsimile)

With a copy to:	Daniel Flanigan, Esq.
Polsinelli
900 W. 48th Place
Suite 900
Kansas City, Missouri 64112
(816) 753-1536 (facsimile)

If to Borrower, to:	c/o Hudson Americas L.P.
2711 North Haskell Avenue, Suite 1800
Dallas, Texas 75204
Attn.: Legal Department

and

c/o Hudson Americas L.P.
2711 N. Haskell Avenue, Suite 1800
Dallas, Texas 75204
Attn: Dylan McLaughlin
Tel: 917.286.3266
Email: dmclaughlin@hudson-advisors.com

With a copy to:

Greenbaum, Rowe, Smith & Davis LLP
99 Wood Avenue South
Iselin, New Jersey 08830
Attention: Matthew J. Schiller

Metro Corporate Campus One
P.O. Box 5600
Woodbridge, New Jersey 07095-0988
Attention: Matthew J. Schiller

If to Tenant, to:	33 Technology Drive, Suite 2B
Warren, New Jersey 07059
Attn: General Counsel

With a copy to:	Jones Day
77 West Wacker Drive, Suite 3500
Chicago, IL 60601
Attn: Brian L. Sedlak

From time to time either party may designate another or additional addresses for all purposes of this Agreement by giving the other party no less than ten (10) days’ advance notice of such change of address in accordance with the notice provisions hereof.

9. Notice Under Lease. If the Lease entitles Tenant to notice of the existence of any Security Instrument and the identity of any lender, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and this Lender.

10. Limitation of Liability. Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise, unless specifically set forth herein.

11. Miscellaneous. This Agreement may not be modified or terminated orally. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives, successors and assigns. The term “Lender” shall mean the holder of any interest in the Security Instrument, from time to time. The term “Landlord” shall mean the holder of the lessor’s interest in the Lease, from time to time. The term “person” shall mean any individual, joint venture, corporation, partnership, trust, unincorporated association or other entity. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved in favor of this Agreement.

12. Waivers. BORROWER, TENANT AND LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, TENANT AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER, TENANT AND LENDER EACH ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as the day and year first stated above.

Tenant:	CELULARITY INC.

By:
Name:
Title:

STATE OF _______________ )

________________________)ss

COUNTY OF_______________ )

On this ____ day of ____________, 2019, before me, appeared ____________ to me personally known, who being by me duly sworn, did say that he is the ______ of ____,and that the said instrument was signed on behalf of said corporation, and said ___________________________ acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

Notary Public in and for said County and State

Print Notary’s Name: _________________________

My Commission Expires:

Borrower:	LSREF4 TURTLE, LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF _______________ )

________________________)ss

COUNTY OF_______________

On this ____ day of ____________, 2019, before me, appeared ____________ to me personally known, who being by me duly sworn, did say that s/he is the ______ of LSREF4 TURTLE, LLC, a Delaware limited liability company and that the said instrument was signed on behalf of said limited liability company, and said ___________________________ acknowledged said instrument to be the free act and deed of said limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

Notary Public in and for said County and State

Print Notary’s Name: _________________________

My Commission Expires:

Lender:	WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF HOLDERS OF LONE STAR PORTFOLIO TRUST 2015-LSP, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-LSP

	By:	KeyBank National Association, as Authorized Agent

By:
Name:
Title:

STATE OF _______________ )

________________________)ss

COUNTY OF_______________

This instrument was acknowledged before me on the _________________ ___, 2019 by _____________________________, as _____________________________ of KeyBank National Association, as authorized agent of WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF HOLDERS OF LONE STAR PORTFOLIO TRUST 2015-LSP, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-LSP, on behalf of WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF HOLDERS OF LONE STAR PORTFOLIO TRUST 2015-LSP, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-LSP.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

Notary Public in and for said County and State

Print Notary’s Name: _________________________

My Commission Expires:

EXHIBIT H

CERTIFICATE OF LEASE COMMENCEMENT DATE
AND EXPIRATION OF LEASE TERM

Attached hereto and made a part of the Lease dated as of the ___ day of ____________, 201___, by and between LSREF4 TURTLE, LLC, as Landlord, and ______________, as Tenant.

Landlord and Tenant do hereby declare that:

(1) The Lease “Commencement Date” is _______________ ___,20__ and

(2) The Lease “Rent Commencement Date” is ________________ ___,20__ and

(3) The first Lease year is the period ___________ ___,20___ to ___________ ___,20___; and

(4) The Term of the Lease shall expire (unless the Lease is extended or sooner terminated in accordance with the provisions thereof) on ___________ ___, 20__ (the “Expiration Date”).

LANDLORD:

LSREF4 TURTLE, LLC

ATTEST/WITNESS:

By:
Name:
Title:

TENANT:

ATTEST/WITNESS:	CELULARITY INC.

By:
Name:
Title:

H-1